UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ALBEMARLE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that Albemarle Corporation’s 2013 Annual Meeting (the “Meeting”) of Shareholders will be held at the Camelot Club, 451 Florida Street, 21st Floor, Baton Rouge, Louisiana, on Tuesday, May 7, 2013, at 7:00 a.m., central time, for the following purposes:

1.	To elect the nine nominees named in the accompanying Proxy Statement to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified;

2.	To approve the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

4.	To approve the non-binding advisory resolution approving the compensation of our named executive officers; and

5.	To conduct any other business which may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on Friday, March 8, 2013, are entitled to receive notice of and vote at the Meeting.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS, THE 2013 STOCK COMPENSATION AND DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS OF ALBEMARLE CORPORATION OR THE NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

To ensure your vote is counted, you are requested to vote your shares promptly, regardless of whether you expect to attend the Meeting. Voting by the Internet or telephone is fast and convenient, and your vote is immediately tabulated. In addition, by using the Internet or telephone, you help reduce the Company’s postage and proxy tabulation costs. If you are voting by Internet or telephone, please do not return the enclosed paper ballot. You may also vote by completing, signing, dating and returning the enclosed proxy in the postage-paid envelope provided.

If you are present at the Meeting, you may vote in person even if you already have voted your proxy by Internet, telephone or mail. Seating at the Meeting will be on a first-come, first-served basis.

By Order of the Board of Directors

Karen G. Narwold, Secretary

March 28, 2013

451 FLORIDA STREET

BATON ROUGE, LOUISIANA 70801

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, MAY 7, 2013

This Proxy Statement provides certain information about the accompanying proxy to be used for the Meeting, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors determined the Meeting will take place on Tuesday, May 7, 2013, beginning at 7:00 a.m., central time and will be held at the Camelot Club, 451 Florida Street, 21st Floor, Baton Rouge, Louisiana. This Proxy Statement and form of proxy are first being sent to shareholders on March 28, 2013.

SOME QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE MEETING

Q1:	Why am I being asked to review this document?

A:	The accompanying proxy is solicited on behalf of the Board of Directors of Albemarle Corporation, a Virginia corporation (“Albemarle”, the “Company,” “we,” “us” or “our”). We are providing these proxy materials to you in connection with the Meeting. As a Company shareholder, you are invited to attend the Meeting and are entitled and encouraged to vote on the matters described in this Proxy Statement.

Q2:	Who is entitled to vote?

A:	You may vote all of the shares of our common stock (“Common Stock”) that you owned at the close of business on Friday, March 8, 2013, the record date (“Record Date”). On the Record Date, the Company had 88,738,963 shares of Common Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock you held on the Record Date is entitled to one vote.

Q3:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy. Mr. Luther C. Kissam IV and Ms. Karen G. Narwold have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the instructions provided.

Q4:	What is a voting instruction form?

A:	If you hold your shares of Common Stock in street name, you are a beneficial owner of those shares and should receive a “voting instruction form” from your bank, broker or its nominee who is the record holder of those shares. The voting instruction form provides information on how you may instruct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

Q5:	What proposals will be voted on at the Meeting?

A:	There are four proposals to be considered and voted on at the Meeting. Please see the information included in the Proxy Statement relating to these proposals. The proposals to be voted on and related recommendations from the Board of Directors are as follows:

PROPOSALS

1.	To elect the nine nominees named in this Proxy Statement to the Board of Directors of Albemarle Corporation, each to serve a one-year term expiring at the earlier of the 2014 Annual Meeting or upon his or her successor being elected and qualified.

2.	To approve the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

4.	To approve the non-binding advisory resolution approving the compensation of our named executive officers.

We will also consider other business that properly comes before the Meeting in accordance with Virginia law and our Bylaws.

Q6:	How many shares must be present to hold the Meeting?

A:	In order for the Meeting to be conducted, a majority of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee (“broker shares”) pursuant to a signed proxy or voting instruction form that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q7:	What vote is needed to elect Directors?

A:	The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of Directors. In uncontested elections, any Director who does not receive a majority of the votes cast, which means that the number of shares voted “FOR” a Director must exceed the number of shares voted “AGAINST” a Director, must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.

Q8:	What vote is needed to approve the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation?

A:	The approval of the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation (the “2013 Directors Plan”) requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the proposal, provided that the total of the votes cast on the proposal to approve the 2013 Directors Plan represents over 50% of the outstanding shares of Common Stock.

Q9:	What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?

A:	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) requires that the votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.

Q10:	What vote is needed to approve the non-binding resolution approving the compensation of our named executive officers?

A:	The approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Because your vote is advisory, it will not be binding on the Board of Directors or us. However, the Board of Directors will review the voting results on this resolution and take them into consideration when making future decisions regarding executive compensation.

Q11:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the proposed nominees for Director, “FOR” the approval of the 2013 Directors Plan, “FOR” the ratification of the appointment of PwC, and “FOR” the approval of the non-binding advisory resolution approving the compensation of our named executive officers.

Q12:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareholder Services, you are considered a shareholder of record with respect to those shares. If you are a shareholder of record, you may vote your shares using any of the following proxy voting alternatives:

•	By Internet at http://www.ProxyVote.com. Use the Internet to transmit your proxy instructions and for electronic delivery of information up until 11:59 p.m. eastern time on Monday, May 6, 2013.

•	By Telephone by dialing 1.800.690.6903. Use any touch tone telephone to transmit your proxy instructions up until 11:59 p.m. eastern time on Monday, May 6, 2013.

•	By Mail. Complete, sign, date and return the enclosed proxy or, if applicable, the voting instruction form provided by the bank, broker or other nominee who will be voting on your behalf.

•	In Person at the Meeting.

Please carefully consider all of the proxy materials before voting your shares as they contain important information necessary to make an informed decision. Whether or not you plan to attend the Meeting, vote by one of the above methods so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide not to attend the Meeting.

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares. If you are a beneficial owner of shares, you should receive a “voting instruction form” from the institution that holds those shares. The voting instruction form provides information on how you may direct your bank, broker or its nominee, as record holder, to vote your shares of Common Stock.

If you attend the Meeting, you may also submit your vote in person, and any votes that you previously submitted – whether via the Internet, telephone or mail – will be superseded by the vote you cast at the Meeting. If your proxy is properly completed and submitted, whether by the Internet, telephone or mail, and if you do not revoke it prior to the Meeting, your shares will be voted at the Meeting in accordance with your voting instructions or, if none are provided, then as recommended by our Board of Directors and as set forth in this Proxy Statement. To vote at the Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting. Cameras, recording devices and other electronic devices are not permitted at the Meeting.

Q13:	How will my shares be voted if I sign, date and return my proxy or voting instruction form, but do not provide complete voting instructions with respect to each proposal?

A:	Shareholders should specify their choice for each matter on the proxy they submit whether by internet, telephone, mail or voting instruction form. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for Director, “FOR” the approval of the 2013 Directors Plan, “FOR” the ratification of the appointment of PwC and “FOR” the approval of the non-binding advisory resolution approving the compensation of our named executive officers, and, in the discretion of the proxy holders, on any other business proposal which may properly come before the Meeting (the Board of Directors does not presently know of any other such business), with the following two exceptions:

•	shares of Common Stock held in our Albemarle Corporation Savings Plan (the “Savings Plan”) for which no direction is provided on a properly executed, returned and unrevoked voting instruction form will be voted proportionately in the same manner as those shares held in our Savings Plan for which timely and valid voting instructions are received with respect to such proposals; and

•	shares of Common Stock held in our Savings Plan for which timely and valid voting instructions are not received will be considered to have been designated to be voted by the trustee proportionately in the same manner as those shares held in our Savings Plan for which timely and valid voting instructions are received.

Q14:	How will my shares be voted if I do not return my proxy or my voting instruction form?

A:	It will depend on how your ownership of shares of Common Stock is registered. If you own your shares as a registered holder, which means that your shares of Common Stock are registered in your name with Wells Fargo, our transfer agent, your shares will only be voted if Wells Fargo receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement (which is explained under “Questions and Answers Q6 – How many shares must be present to hold the Meeting?” on page 2), unless you attend the Meeting to vote them in person.

If you are a shareholder whose shares of Common Stock are held in street name, which means that your shares are registered in the name of your bank, broker or other nominee, your bank, broker or other nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the Meeting. Under the rules of the New York Stock Exchange (“NYSE”) your broker may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of PwC as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment by the Audit Committee of PwC as our independent registered public accounting firm.

The rules of the NYSE, however, do not permit your bank, broker or other nominee to vote your shares on proposals that are not considered “routine.” When a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” Your bank, broker or other nominee may not vote your shares with respect to (i) the election of the nominees for Director, (ii) the 2013 Directors Plan or (iii) the non-binding advisory resolution regarding the compensation of our named executive officers in the absence of your specific instructions as to how to vote with respect to each of these matters because, under the rules of the NYSE, these matters are not considered “routine matters.”

Q15:	How are abstentions and broker non-votes counted?

A:	Abstentions and broker non-votes and, with respect to the election of Directors, withheld votes, will not be included in the vote totals for the election of Directors, approval of the 2013 Directors Plan, ratification of the appointment of PwC or approval of the non-binding advisory resolution approving the compensation of our named executive officers and thus will not affect the outcome of the vote for these proposals.

Q16:	What happens if additional matters are presented at the Meeting?

A:	Other than the items of business described in this Proxy Statement, we are unaware of any other business to be acted upon at the Meeting. If you grant a proxy, the proxy holders, Luther C. Kissam IV and Karen G. Narwold, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Meeting in accordance with Virginia law and our Bylaws.

Q17:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Meeting. A proxy can be changed or revoked by:

•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed at the top of this Proxy Statement; or

•	appearing at the Meeting and voting in person.

If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy, you should retain a copy of the voter control number found on the proxy in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Meeting will not by itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy.

Q18:	Where can I find the results of the Meeting?

A:	We intend to announce preliminary voting results at the Meeting and publish final results through a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the Meeting.

Q19:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone by our employees. Alliance Advisors, LLC (“Alliance”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries and other custodians. We will pay Alliance approximately $6,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related matters and will indemnify Alliance against any losses arising out of Alliance’s proxy soliciting services on our behalf.

Q20:	How do I communicate with the Board of Directors?

A:	Shareholders and other interested persons may communicate with the full Board of Directors, a specified Committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, Attention: Chair of the Nominating & Governance Committee or by electronic mail at governance@albemarle.com. The Chair of the Nominating & Governance Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating & Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more Committee members, (iii) one or more Board members and/or (iv) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held on Tuesday, May 7, 2013.

The Proxy Statement and our Annual Report on Form 10-K (the “2012 Annual Report”) are both available free of charge at http://www.albemarle.com/Investors/Financials/Annual-Reports. Additionally, a copy of the 2012 Annual Report is enclosed for your reference. The 2012 Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein. Upon request, we will provide without charge to each person to whom this Proxy Statement has been delivered, additional copies of the 2012 Annual Report. Requests should be directed to our Investor Relations department as described below:

Albemarle Corporation

451 Florida Street

Baton Rouge, Louisiana 70801

Attention: Investor Relations

Telephone: 225.388.8011

We make available free of charge through our Internet website (http://www.albemarle.com/Investors/Financials) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as reports on Forms 3, 4 and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

PROPOSAL 1 – ELECTION OF DIRECTORS

General Information

The Board of Directors, upon unanimous recommendation of the Nominating & Governance Committee, unanimously approved the persons named below as nominees for election to the Board of Directors at the Meeting. Each of the nominees: (i) is currently a member of the Board of Directors, (ii) has been nominated for election at the Meeting to hold office until the 2014 Annual Meeting or, if earlier, the election of his/her respective successor and (iii) has consented to being named as such and to serve as such if elected. We currently have ten members of the Board of Directors. R. William Ide III, a current member of the Board of Directors, has informed the Company of his decision to retire from the Board of Directors and thus, will not stand for re-election as a Director. Mr. Ide’s retirement from the Board of Directors will create a vacancy. The Board of Directors intends to reduce the size of the Board from ten to nine, in accordance with our By-laws. The proxies submitted for the Meeting cannot be voted for more than nine nominees.

Proxies will be voted “FOR” the election of the persons named below (or if for any reason such persons are unavailable, for such substitutes as the Board of Directors may designate) as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a Director until his or her successor is elected at our 2014 Annual Meeting or until his or her earlier resignation or removal.

Each nominee is listed below with information (as of the Record Date) concerning age, principal occupation, employment and directorships during the past five years and positions with the Company, if applicable and the year in which he or she first became a Director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to his or her nomination as a Director, in light of the Company’s business and governance structure.

Jim W. Nokes; age 66; Director since 2009; Non-executive Chairman of the Board of Directors since February 2012; retired, having previously served until April 30, 2006, as Executive Vice President of Refining, Marketing, Supply and Transportation of ConocoPhillips (international, integrated energy company). Other directorship: Tesoro Corporation (independent refiner and marketer of petroleum products). Through Mr. Nokes’ experience at ConocoPhillips, he gained trading and risk management skills and operational experience. In addition, having been an executive of the company during the merger of Phillips Petroleum Co. and Conoco Inc., he gained unique experience in mergers and acquisitions that aid the Board of Directors in evaluating and directing the Company’s future.

William H. Hernandez; age 64; Director since 2011; retired, having previously served as Senior Vice President, Finance, and Chief Financial Officer of PPG Industries, Inc. (“PPG”), a global manufacturer of coatings and specialty products, from 1995 to 2010. Other directorships: Eastman Kodak Company (provider of imaging technology products and services to the photographic and graphic communications markets), Black Box Corporation (provider of network infrastructure services) and USG Corporation (manufacturer and distributor of building materials). Mr. Hernandez brings to the Board of Directors broad experience in corporate finance, risk management, operations, mergers and acquisitions, strategic planning and executive compensation. In particular, Mr. Hernandez is highly qualified in the fields of accounting, internal controls and economics, all of which contribute to effective service on the Board of Directors. Through his service on the board of directors of other public companies, he has gained additional experience in risk management and corporate governance.

Luther C. Kissam IV; age 48; Director since November 2011; Chief Executive Officer of the Company since September 1, 2011. Mr. Kissam served as our President from March 15, 2010 through March 1, 2012, our Executive Vice President, Manufacturing, Law and HS&E from May 2009 through March 2010, our Senior Vice President, Manufacturing and Law, and Corporate Secretary from January 2008 through May 2009 and our Vice President, General Counsel and Secretary from October 2003 through December 2007. Before joining Albemarle, Mr. Kissam served as Vice President, General Counsel and Secretary of Merisant Co. (manufacturer and marketer of sweetener and consumer food products), having previously served as Assistant General Counsel of Monsanto Company (provider of agricultural products and solutions). Mr. Kissam’s knowledge of the Company and its operations is invaluable to the Board of Directors in evaluating and governing the Company’s future. Through his prior experience and service to the Company, he has developed extensive knowledge in the areas of leadership, global business, corporate finance, safety, risk oversight, mergers and acquisitions, management and corporate governance, each of which provides great value to the Board of Directors.

Joseph M. Mahady; age 59; Director since February 2012; retired, having previously served as President of Wyeth Pharmaceuticals, Inc., a global manufacturer of pharmaceutical products from January 2008 until Wyeth was acquired by Pfizer Inc. in October 2009. Prior to assuming these responsibilities, he served as Senior Vice President and President – North America and Global Businesses, Wyeth Pharmaceuticals from June 2003 to June 2005, Senior Vice President and President, The Americas and Global Businesses, Wyeth Pharmaceuticals from June 2005 to February 2007 and Senior Vice President and President – Global Business, Wyeth Pharmaceuticals from February 2007 to December 2007. Mr. Mahady’s experience in leading global commercial operations and creating sustainable opportunities in emerging markets is an excellent addition to our Board. He has significant experience integrating companies following a merger or acquisition and a strong foundation in financial management.

James J. O’Brien; age 58; Director since July 2012; Chairman of the Board and Chief Executive Officer of Ashland Inc. Prior to this position, Mr. O’Brien was President and Chief Operating Officer of Ashland and Senior Vice President and Group Operating Officer of Ashland. He also served as the President of Valvoline from 1995 to 2001. Mr. O’Brien is a Director of Humana Inc., where he serves on the Investment and Audit Committees. Mr. O’Brien serves as a member of the Dean’s Advisory Council for the Fisher Graduate College of Business at The Ohio State University. He is also a member of the Board of Directors of the American Chemistry Council. Mr. O’Brien has extensive knowledge of the chemical industry, and he brings significant management experience and knowledge to the Board in the areas of finance, accounting, international business operations, risk oversight and corporate governance. He also brings significant experience gained from service on the board of directors of another public company.

Barry W. Perry; age 66; Director since 2010; retired, having previously served as Chairman and Chief Executive Officer of Engelhard Corporation (a surface and materials science company) from January 2001 to June 2006, prior to which he held various management positions since joining the company in 1993. Other directorships: Cookson Group PLC (a leading materials science company operating on a global basis in the ceramics, electronics and precious metals markets, from which Mr. Perry retired from the board in 2011), Arrow Electronics (a global provider of electronics components and enterprise computing solutions) and Ashland, Inc. (global chemical producer). Mr. Perry’s experience in senior leadership as Chairman and Chief Executive Officer of Engelhard Corporation uniquely positions Mr. Perry to serve on the Board of Directors. Mr. Perry also has over forty years of experience in the plastics/chemical industry. In addition, through his service on the board of directors of other publicly-traded companies, he has developed extensive knowledge in the areas of management, risk oversight and corporate governance.

John Sherman Jr.; age 67; Director since 2003; retired, having previously served as Vice Chairman of Scott & Stringfellow, Inc. (regional brokerage firm) from 2003 through 2006 and as President and Chief Executive Officer of Scott & Stringfellow, Inc. prior thereto. Through his experience as President and Chief Executive Officer of Scott & Stringfellow, Inc., and prior service on the boards of Trigon, Anthem and Blue Healthcare Bank, Mr. Sherman brings to the board valuable financial expertise, leadership skills and strategic planning abilities. He also provides extensive risk management knowledge. Mr. Sherman served as Lead Independent Director from April 2010-February 2012.

Harriett Tee Taggart; age 64; Director since 2007; consultant, having previously served until December 2006 as a Partner of Wellington Management LLC (investment management firm). Ms. Taggart was global sector equity portfolio manager and global industry analyst for the chemicals and related industries at Wellington Management LLC. Other directorships: The Hanover Insurance Group, Inc. (property and casualty insurance company) and a trustee of the Eaton Vance Mutual Fund Complex (a fund complex comprised of 189 funds). Ms. Taggart’s global experience as a senior investment professional and manager and her expertise in fundamental analysis, evaluation of business strategies, financial statements and future prospects is invaluable to the Board of Directors. Her prior service on the board of The Lubrizol Corporation (specialty chemical producers) and her experience at Wellington Management LLC has given her valuable financial expertise for service on our Board of Directors. In addition, having served on the boards of several publicly-traded companies, she has gained experience in risk oversight, executive compensation and corporate governance matters.

Anne Marie Whittemore; age 66; Director since 1996; Partner at McGuireWoods LLP (law firm). Other directorships: Owens & Minor, Inc. (distributor of medical and surgical supplies and a healthcare supply chain management company) and T. Rowe Price Group, Inc. (global investment management firm). Ms. Whittemore brings to the Board of Directors 20 years of experience serving on the board of directors of several publicly-traded companies. Through her service on the compensation, corporate governance and audit committees of these companies, she has developed extensive knowledge in the areas of executive compensation, corporate governance and risk management. In addition, as a lawyer, she has gained extensive experience advising clients on corporate governance matters.

Election of each Director requires the affirmative vote of a plurality of the votes cast by the holders of shares represented at the Meeting and entitled to vote. In uncontested elections, any Director who does not receive a majority of the votes cast, which means that the number of shares voted “FOR” a Director must exceed the number of shares voted “AGAINST” a Director, must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE FOREGOING NOMINEES.

GOVERNANCE MATTERS

Our Board of Directors and management periodically review our Corporate Governance Guidelines and other corporate governance policies, principles and procedures, to determine whether they should be revised to address recent changes in regulatory requirements and evolving governance practices.

Our Corporate Governance Guidelines, including Director independence standards, our Code of Business Conduct and the charters of our Audit, Executive Compensation, Nominating & Governance and Health, Safety & Environment Committees are available on our Internet website at http://albemarle.com/Investors/Corporate-Governance and are available in print to any shareholder upon request by contacting our Investor Relations department.

Director Independence

The Board of Directors has determined that Messrs. Hernandez, Ide, Mahady, Nokes, O’Brien, Perry and Sherman, and Mmes. Taggart and Whittemore are “independent” Directors within the NYSE listing standards and the independence standards of our Corporate Governance Guidelines.

In order for a Director to be considered “independent” by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any of our executive officers or any of our affiliates’ executive officers. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the Director is “independent.”

Board Meetings

The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board of Directors’ approval, and may hold special meetings between scheduled meetings when appropriate. During 2012, the Board of Directors held six meetings. Each of the Directors attended over 75% of the aggregate of (i) the total number of meetings of all Committees of the Board of Directors on which the Director then served and (ii) the total number of meetings of the Board of Directors with the exception of Ms. Whittemore, who attended approximately 74% of such meetings. Ms. Whittemore was excused from the July meetings of the Board, the Nominating & Governance Committee and the Audit Committee, to be with her husband who passed away on July 12, 2012.

Board Leadership Structure and Role in Risk Oversight

Leadership Structure

The Company currently separates the roles of Chairman of the Board of Directors and Chief Executive Officer (“CEO”). Mr. Nokes serves as our Non-executive Chairman of the Board (the “NEC”). Given our current circumstances and operating strategies, we believe having a separate independent Chairman of the Board of Directors and CEO is the appropriate structure for our shareholders and us. The Company benefits from this structure by drawing on the leadership experience of our NEC, Mr. Nokes, and the strategic vision of our CEO, Mr. Kissam.

As part of our annual corporate governance and succession planning review, the Nominating & Governance Committee and the Board of Directors evaluates our board leadership structure to ensure that the structure in place is appropriate for the Company at the time. The Board of Directors recognizes that there may be circumstances in the future that would lead it to, again, combine the offices of Chairman of the Board of Directors and CEO, which would include electing a Lead Independent Director. Our Corporate Governance Guidelines provide for either structure by including a description of the responsibilities for both an NEC and a Lead Independent Director in Annexes B and A, respectively.

Risk Oversight

Our Board of Directors has primary responsibility for risk oversight, with general oversight delegated to the Audit Committee. To assist the Board of Directors and the Audit Committee with that responsibility, management designed an Enterprise Risk Management (“ERM”) process that is led by Scott Tozier, Senior Vice President and Chief Financial Officer (“CFO”) and Sandra Rodriguez, our Chief Risk Officer, and managed by an ERM Committee with cross functional representation by senior Company leaders worldwide. The ERM Committee meets quarterly to identify, discuss and assess Company-wide risks and develop action plans to mitigate those risks categorized as having the largest potential financial, reputational and/or health, safety or environmental impacts – all of which are included in an ERM quarterly report. The Chief Risk Officer regularly reports to the Audit Committee, generally highlighting those risks identified as the most significant, reviewing the Company’s methods of risk assessment and risk mitigation strategies, and updating the Audit Committee on issues the ERM Committee identified as possible emerging risks.

The Audit Committee reports to the full Board of Directors on, among other matters, risk oversight. Additionally, the Board of Directors receives quarterly a copy of the ERM Committee’s reports and annually a detailed report from the Chief Risk Officer in which the Company identifies its risk areas and oversight responsibility. The Board of Directors also engages in periodic discussions with the Chief Risk Officer and other members of the ERM Committee, as appropriate.

While the Audit Committee is responsible for, among other matters, general ERM, the full Board of Directors and each of the other standing Board Committees considers risks within its area of responsibility. The Board of Directors oversees corporate strategy, business development, capital structure, market exposure and country-specific risks. The Executive Compensation Committee considers human resources risks and potential risks relating to our employee (including executive) compensation programs. See the “Compensation Risk Assessment” on page 53. The Nominating & Governance Committee considers succession planning, intellectual property risks and governance risks. The Health, Safety & Environment Committee considers the effectiveness of our health, safety and environment programs and initiatives. The Health, Safety & Environment Committee also assists the Board of Directors with oversight of matters related to the enhancement of our global reputation, our corporate social responsibility and the stewardship and sustainability of our products. Each of the Committees regularly reports to the Board of Directors.

We believe the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the Committee level, with ultimate oversight by the full Board of Directors.

Meetings of Non-Management Directors

Executive sessions of the independent members of the Board of Directors and executive sessions of the non-management members of the Board of Directors were held regularly in conjunction with scheduled meetings of the full Board of Directors during 2012. Mr. Nokes, as NEC, presided at the executive sessions of the non-management Directors held during the year. Shareholders and other interested persons may contact the Chair of the Nominating & Governance Committee or the non-management members of the Board of Directors as a group through the method described in “Questions and Answers Q20 – How do I communicate with the Board of Directors?” on page 6.

Stock Ownership Requirements

Under our policy for stock ownership by non-employee Directors, all non-employee Directors are expected to achieve ownership of Common Stock equal to 5,000 shares (including phantom shares) after five years of service as a Director. All of our non-employee Director nominees with at least five years of service satisfy these stock ownership requirements.

The Company’s Insider Trading Policy prohibits, among other things, Directors from hedging or pledging the Company’s shares. In addition, to further align our Directors with the interests of our shareholders, our Insider Trading Policy provides for purchases and sales of our stock by Directors only during the 45-day period beginning on the third trading day following an earnings announcement (the day of the announcement constituting the first day) and only after being cleared to trade by our General Counsel, or in accordance with previously existing Rule 10b5-1 trading plans that meet applicable SEC requirements.

Director Continuing Education

We encourage Directors to attend at least one director continuing education program every three years. Typically, director education programs focus on issues and current trends affecting directors of publicly-held companies. We reimburse our Directors for tuition and expenses associated with attending these programs. In 2012, a majority of our independent Directors attended director continuing education programs.

Attendance at Annual Meeting

We expect all Directors to attend the annual meeting of shareholders each year. All Directors attended the 2012 Annual Meeting, with the exception of Mr. Hernandez who could not attend due to a prior engagement.

Committees of the Board of Directors; Assignments and Meetings

The Board of Directors maintains the following four standing Committees: Audit, Executive Compensation, Nominating & Governance and Health Safety & Environment. In addition, the Board of Directors maintains an Executive Committee, composed of Messrs. Nokes and Kissam. During fiscal year 2012, the Executive Committee did not meet. During fiscal year 2012, the standing Committees held the following number of meetings: Audit Committee, nine; Executive Compensation Committee, six; Nominating & Governance Committee, four; and Health Safety & Environment, four. No Director attended fewer than 75% of the meetings of the Committees on which the Director then served, with the exception of Ms. Whittemore. Ms. Whittemore was excused from the July meetings of the Board, the Nominating & Governance Committee and the Audit Committee to be with her husband who passed away on July 12, 2012.

Additionally, the Board of Directors determined that all of the members of the standing Committees are (i) “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines, (ii) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) and (iii) “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). See “Director Independence” on page 11.

The following table lists our current Directors and their Committee assignments as of the Record Date.

	Audit Committee	Executive Compensation Committee	Nominating & Governance Committee	Health, Safety & Environment Committee

Management Director

Luther C. Kissam IV

Independent Directors

William H. Hernandez	▲		☐

R. William Ide III			▲	☐

Joseph M. Mahady		☐		☐

Jim W. Nokes	—	—	—	—

James J. O’Brien		☐		☐

Barry W. Perry		☐		▲

John Sherman Jr.	☐	▲

Harriett Tee Taggart	☐		☐

Anne Marie Whittemore	☐		☐

▲Chair ☐Member —Non-Voting Member; participates as Non-Executive Chairman

Audit Committee

The Audit Committee is a separately designated standing committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The duties of the Audit Committee are set forth in its charter which can be found at: http://www.albemarle.com/Investors/Corporate-Governance/Board-of-Directors-and-Committees/Audit-Committee on the Company’s website. The Board of Directors has determined that all Audit Committee members, as required by SEC regulations and NYSE rules, are financially literate, and at least one member of the Audit Committee has accounting or related financial management expertise, as interpreted by the Board of Directors. The Board of Directors has also determined that each of Mr. Hernandez, Mr. Sherman and Ms. Taggart is an “audit committee financial expert,” as that term is defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002. Please also see the “Audit Committee Report” on page 30.

Executive Compensation Committee

The duties of the Executive Compensation Committee are set forth in its charter which can be found at http://www.albemarle.com/Investors/Corporate-Governance/Board-of-Directors-and-Committees/Compensation-Committee on the Company’s website.

The Executive Compensation Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation Committee has the overall responsibility of evaluating the performance, and determining the compensation, of the CEO and approving the compensation structure for senior management and other key employees.

The Executive Compensation Committee also approves cash incentive awards, certain consultant agreements and initial compensation packages of new executive-level personnel and may grant stock options, stock appreciation rights (“SARs”), performance units, restricted stock, restricted stock units and cash incentive awards under the Albemarle Corporation 2008 Incentive Plan, as approved by the shareholders in 2008 and as amended (the “2008 Incentive Plan”).

The Executive Compensation Committee reviews and approves the performance, compensation and annual performance goals of the CEO with input from all independent Directors and the CEO’s self-evaluation. The Executive Compensation Committee approves the compensation of the other named executive officers based upon the evaluation and recommendation of the CEO. The Executive Compensation Committee periodically meets individually with members of senior management in order to assess progress toward meeting long-term objectives approved by the Board of Directors. The Executive Compensation Committee reports regularly to the Board of Directors on matters relating to the Executive Compensation Committee’s responsibilities. In addition, the Executive Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information with respect to the Executive Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 32.

In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from the Company’s Human Resources Department and has retained Pearl Meyer & Partners (“PM&P”) as the Executive Compensation Committee’s outside independent compensation consulting firm. PM&P is a nationally recognized executive compensation consultant and the Executive Compensation Committee has retained it to provide information concerning compensation paid by competitors and members of our Peer Group (as discussed and defined below) and to assist in designing executive compensation plans. No member of the Executive Compensation Committee or the management of the Company is, or has been, affiliated with PM&P. For additional information with respect to the Executive Compensation Committee and PM&P, please see “Compensation Discussion and Analysis” beginning on page 32.

Independence of the Executive Compensation Consultant

The Executive Compensation Committee has concluded that its compensation consultant, PM&P, is independent and does not have a conflict of interest in its engagement by the Executive Compensation Committee. In making this conclusion, the Executive Compensation Committee considered the following factors confirmed to the committee by the compensation consultant:

•	PM&P provides no other services to the Company; it provides only executive and director compensation advisory services to the committee;

•	PM&P’s fees from us in 2012 represent less than 1% of its total revenue for 2012;

•	PM&P maintains a conflicts policy to prevent a conflict of interest or other independence issues;

•	none of the individuals on the PM&P team assigned to the engagement has any business or personal relationship with members of the Executive Compensation Committee outside of the engagement;

•	neither the individuals on the PM&P team assigned to the engagement, nor to our knowledge, PM&P, has any business or personal relationship with any of our executive officers outside of the engagement;

•	none of the individuals on the PM&P team assigned to the engagement maintains any direct individual position in our stock;

•

PM&P has regular discussions with only the members of the Executive Compensation Committee (or select members of the committee) present and when it interacts with management, it is at the Executive Compensation Committee chair’s request and/or with the chair’s knowledge and approval;

•	none of the individuals on the PM&P team assigned to the engagement have provided any gifts, benefits, or donations to us, nor have they received any gifts, benefits, or donations from us; and

•	PM&P is bound by strict confidentiality and information sharing protocols.

Executive Compensation Committee Interlocks and Insider Participation

No member of the Executive Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Executive Compensation Committee related to any other member of the Executive Compensation Committee, any other member of the Board of Directors or any executive officer of the Company. No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers is a member of the Company’s Executive Compensation Committee.

Nominating & Governance Committee

The duties of the Nominating & Governance Committee are set forth in its charter which can be found at http://www.albemarle.com/Investors/Corporate-Governance/Board-of-Directors-and-Committees/Nominating-and-Governance-Committee on the Company’s website.

The Nominating & Governance Committee assists the Board of Directors on all matters relating to the selection, qualification (including determinations of “independence”) and compensation of members of the Board of Directors, as well as matters relating to the duties of the members of the Board of Directors and the annual evaluation of the Board of Directors’ performance and processes. The Nominating & Governance Committee also assists the Board of Directors with oversight of corporate governance and succession planning for the CEO and other senior executives. The Nominating & Governance Committee administers the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors (the “2008 Directors Stock Plan”). The Company’s General Counsel will administer the 2013 Directors Plan, if approved.

The Nominating & Governance Committee identifies Director candidates through recommendations made by members of the Board of Directors, management, shareholders and others, including professional search firms.

Director Candidate Recommendations and Nominations by Shareholders.

Shareholders should submit any such recommendations to the Nominating & Governance Committee through the method described in “Questions and Answers Q20 – How do I communicate with the Board of Directors?” on page 6. In addition, in accordance with our Bylaws, any shareholder entitled to vote for the election of Directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the Bylaws and summarized in “Shareholder Proposals” on page 70. Copies of the Company’s Bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company.

Nominating & Governance Committee Process for Identifying and Evaluating Director Candidates.

The Nominating & Governance Committee identifies and evaluates all Director candidates in accordance with the Director qualification standards described in the Corporate Governance Guidelines. The Board of Directors as a whole is constituted to be strong in its diversity and collective knowledge of accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance, and global markets. The Nominating & Governance Committee reviews its effectiveness in balancing these considerations through ongoing consideration of Directors and nominees, as well as the Nominating & Governance Committee’s annual self-evaluation process.

The Nominating & Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board of Directors based on the background and expertise of individual members of the Board of Directors as well as the background and expertise of the Board of Directors as a whole. The Nominating & Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluation of other prospective nominees.

In addition, the Nominating & Governance Committee will evaluate a candidate’s independence and his or her background and expertise in the context of the Board of Directors’ needs. The Committee maintains a list of general criteria for the nomination of Director candidates, which incorporates the skills, qualities and experiences deemed most important to the successful governance of the Company. The Nominating & Governance Committee periodically reviews this list to determine if there are new skills, qualities and/or experiences that ought to be considered. At the same time, it evaluates the skills and performance of existing Directors to assess the future needs of the Board of Directors (upon the retirement of Directors or otherwise). When particular needs are identified, a search is initiated with sufficient time for adequate research and deliberation.

When considering a Director standing for re-election, in addition to the attributes described above, the Nominating & Governance Committee also considers that individual’s past contribution and future commitment to the Company. The Nominating & Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes.

After completing potential Director nominees’ evaluations, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating & Governance Committee. There is no difference in the manner by which the Nominating & Governance Committee evaluates prospective nominees for Director based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.

The Nominating & Governance Committee utilized the third party search firm Russell Reynolds Associates to assist in identifying potential Director candidates during 2012. The Nominating & Governance Committee did not receive any Board of Director recommendations from any shareholders in connection with the Meeting. James J. O’Brien, who was elected by the Board of Directors as a Director in July, 2012, was recommended by Russell Reynolds Associates.

Health, Safety & Environment Committee

The duties of the Health, Safety & Environment Committee are set forth in its charter which can be found at http://www.albemarle.com/Investors/Corporate-Governance/Board-of-Directors-and-Committees/Health-Safety-and-Environment-Committee on the Company’s website.

The Health, Safety & Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities in assessing the effectiveness of our health, safety and environmental programs and initiatives, including our progress toward the enhancement of our global reputation, our corporate social responsibility and the stewardship and sustainability of our products.

DIRECTOR COMPENSATION

In 2012, non-employee Directors received an annual retainer fee that was paid quarterly and an additional amount of cash compensation based on their service as a chairperson of a Committee (prorated for less than full year service, if applicable):

Annually
NEC	$100,000
Retainer Fee	83,000
Audit Committee Chair Fee	10,000
Nominating & Governance Committee Chair Fee	8,000
Health, Safety & Environment Committee Chair Fee	8,000
Executive Compensation Committee Chair Fee	10,000
Lead Independent Director	20,000

In addition, in accordance with the 2008 Directors Stock Plan, non-employee Directors received shares of Common Stock equal to the amount of the annual retainer fee of $83,000 divided by the closing price per share of Common Stock on the 2012 Annual Meeting date, which was $62.61. The number of shares granted was rounded up to the nearest 25 share increment. We also reimbursed each of our non-employee Directors for reasonable travel expenses incurred in connection with attending Board of Directors and Board Committee meetings. Employee members of the Board of Directors were not paid separately for service on the Board of Directors.

The following table presents information relating to total compensation of the Directors for the fiscal year ended December 31, 2012, excluding Mr. Kissam who does not receive compensation from the Company in his capacity as a Director.

Name	Cash Compensation(2)	Stock Awards(3)	All Other Compensation(4)	Total
J. Alfred Broaddus Jr(1)	$41,500	$—	$—	$41,500
William H. Hernandez	89,456	84,524	2,500	176,480
R. William Ide III	91,000	84,524	2,500	178,024
Joseph M. Mahady	76,083	84,524	2,500	163,107
Richard L. Morrill(1)	44,335	—	—	44,335
Jim W. Nokes	174,667	84,524	2,500	261,691
James J. O’Brien	39,019	39,571	2,500	81,090
Barry W. Perry	88,165	84,524	2,500	175,189
John Sherman Jr.	94,667	84,524	2,500	181,691
Harriett Tee Taggart	86,544	84,524	2,500	173,568
Anne Marie Whittemore	83,000	84,524	2,500	170,024

(1)	J. Alfred Broaddus Jr. and Richard L. Morrill each retired as a Director upon the expiration of their terms on May 9, 2012.
(2)	Amounts shown include fees that have been deferred at the election of the Director under our Director deferred compensation plan.
(3)

Amounts shown represent the aggregate grant date fair value of stock awards recognized in fiscal year 2012 in accordance with FASB ASC Topic 718. With the exception of Mr. O’Brien who joined the Board in July 2012, each non-employee Director received 1,350 shares of Common Stock (some of which were deferred at the election of certain Directors) for service as a Director in 2012. In accordance with the 2008 Directors Stock Plan, non-employee Directors received shares of Common Stock equal to the amount of the annual retainer fee divided by the closing price per share of Common Stock on the 2012 Annual Meeting date, which was $62.61, rounded up to the nearest 25 share increment. Mr. O’Brien received 700 shares of Common Stock on July 12, 2012, when the closing price per share was $56.53. The amounts set forth above reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the non-employee Directors. All of the shares granted pursuant to the 2008 Directors Stock Plan, will not vest until the first anniversary of their grant date.
(4)	Amounts in this column represent the maximum amount of matching contributions by the Company that each non-employee Director was eligible to designate for charitable donations to eligible organizations as part of our overall support of charitable organizations under our matching gift program for the Board of Directors.

2008 Stock Compensation Plan for Non-Employee Directors

The 2008 Directors Stock Plan provides for the grant of shares of Common Stock to each non-employee Director (each, a “participant”) of the Company. The Board of Directors has discretionary authority to increase the amount of shares of Common Stock issued to each participant during the calendar year, subject to a $100,000 limitation on the value of the shares to be issued to any participant in any calendar year. In the event of a change in capital, shares of capital stock or any special distribution to our shareholders, the Board of Directors will make equitable adjustments in the number of shares of Common Stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Stock Plan is 100,000 shares.

The Board of Directors may amend, suspend or terminate the 2008 Directors Stock Plan, but no such amendment can (i) increase the number of shares of Common Stock that may be granted to any participant (except as described above) or (ii) increase the total number of shares of Common Stock that may be granted under the 2008 Directors Stock Plan; provided, however, that the 2008 Directors Stock Plan may not be amended more than once every six months other than to comply with changes in the Code, or any rules or regulations promulgated thereunder. Any amendment of the 2008 Directors Stock Plan must comply with applicable rules of the NYSE.

Our Nominating & Governance Committee administers the 2008 Directors Stock Plan. The Nominating & Governance Committee interprets all provisions of the 2008 Directors Stock Plan, establishes administrative regulations to further the purpose of the 2008 Directors Stock Plan and takes any other action necessary for the proper operation of the 2008 Directors Stock Plan. All decisions and acts of the Nominating & Governance Committee are final and binding.

Subject to shareholder approval, the Company will adopt the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation that will replace the 2008 Directors Stock Plan and is described in Proposal 2 of this Proxy Statement.

Deferred Compensation

Non-employee Directors may defer, in 10% increments, all or part of their retainer fee and/or chair fees into either a deferred cash account or a deferred phantom stock account and may defer, in 10% increments, all or part of their stock awards into a deferred phantom stock account (the “Deferred Compensation Plan”). Fees deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash and phantom stock accounts are unfunded and maintained for record keeping purposes only. Distributions under the Deferred Compensation Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to ten years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of Common Stock. Unless otherwise elected by the participant as permitted under the Deferred Compensation Plan, distributions will begin on the February 15th following the earlier of the participant’s turning 65 years old or ending his or her tenure as a Company Director. The maximum aggregate number of shares of Common Stock that may be issued under the Deferred Compensation Plan is 200,000 shares. For 2012, Mr. Broaddus elected to defer a portion of his retainer fees and all of his stock compensation into his deferred phantom stock account. Mr. Ide elected to defer all of his retainer fees into his deferred cash account and deferred phantom stock account, and elected to defer all of his stock compensation into his deferred phantom stock account. Mr. Mahady elected to defer all of his retainer fees and all of his stock compensation into his deferred phantom stock account. Mr. O’Brien elected to defer all of his stock compensation into his deferred phantom stock account. Mr. Perry elected to defer all of his retainer fees into his deferred cash account and defer all of his stock compensation into his deferred phantom stock account. Mr. Hernandez and Ms. Whittemore elected to defer all of their stock compensation into their deferred phantom stock accounts.

Subject to shareholder approval, the Company will adopt the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation that will replace the Deferred Compensation Plan and is described in Proposal 2 of this Proxy Statement.

Retirement Compensation

Any Director who became a member of the Board of Directors on or before October 27, 1999, served at least five years and retires from the Board after age 60 is eligible to receive upon retirement from the Board of Directors, $12,000 per year for life, payable in quarterly installments. Ms. Whittemore is the only Director up for election that is eligible for this benefit upon her retirement. The payment period limitation on this benefit may be waived in certain circumstances. In addition, such retirement payments to former Directors may not commence and may be discontinued under certain circumstances. Retirement benefits are not available to any Director who became a member of the Board of Directors after October 27, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written related person transaction policy that governs the review, approval or ratification of covered related person transactions. The Audit Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit Committee or the disinterested members of the Board of Directors approves or ratifies such transaction in accordance with the guidelines set forth in the policy, if the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders, and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, or the transaction involves compensation approved by our Executive Compensation Committee.

In the event our management determines to recommend a related person transaction to the Audit Committee, such transaction must be presented to the Audit Committee for approval. After review, the Audit Committee will approve or disapprove such transaction and at each subsequently scheduled Audit Committee meeting, our management will update the Audit Committee as to any material change to the proposed related person transaction. In those instances in which our General Counsel, in consultation with our CEO or the CFO, determines that it is not practicable or desirable for us to wait until the Audit Committee meeting, the Chair of the Audit Committee has delegated authority to act on behalf of the Audit Committee. The Audit Committee (or the Chair) approves only those related person transactions that it determines in good faith to be in our best interests and the best interests of our shareholders and which is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

To the extent that the Board of Directors has approved a standing resolution with respect to the repurchase of outstanding shares of Common Stock, the Audit Committee has pre-approved the repurchase of shares of Common Stock from related persons, provided that such repurchase is in compliance with such standing resolution and the terms offered to the related persons are no less favorable to us than those that could be obtained in arm’s length dealings with an unrelated third party.

For purposes of this policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has or will have a direct or indirect interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee may rely upon Item 404 of Regulation S-K.

A “related person” is (i) any person who is, or at any time since the beginning of our last fiscal year was, a Director or executive officer of us or a nominee to become a Director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such Director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Audit Committee was not presented with, and the Company did not participate in, any related person transactions in 2012.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of the forms required by Section 16(a) of the Exchange Act furnished to us, we believe our officers, Directors and beneficial owners of greater than 10% of Common Stock are compliant with all applicable filing requirements applicable to with the exception of (i) the awards made on May 9, 2012, that were not reported until May 14, 2012, for Jim W. Nokes, John Sherman Jr. and Harriett Tee Taggart, (ii) a filing by Amy H. Motto on August 24, 2012 for a transaction that occurred on August 14, 2012, (iii) a filing by James J. O’Brien on July 24, 2012, for a transaction that occurred on July 12, 2012, and (iv) filings by Ronald R. Gardner, William B. Allen Jr., Luther C. Kissam IV, Scott A. Tozier, Anthony S. Parnell, Karen G. Narwold, Amy H. Motto and Matthew K. Juneau on December 14, 2012, for phantom shares representing a supplemental Savings Plan match on March 30, 2012.

STOCK OWNERSHIP

Principal Shareholders

The following table lists any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of March 8, 2013, of more than 5% of our outstanding voting shares.

Title of Class	Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	5,626,534	(1)	6.3%
Common Stock	Franklin Resources, Inc. One Franklin Parkway San Mateo, California 94403	6,218,180	(2)	7.0%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,891,333	(3)	5.5%

*	Calculated based upon 88,738,963 shares of Common Stock outstanding as of March 8, 2013.
(1)	Based solely on the information contained in the Schedule 13G Amendment filed by BlackRock, Inc. with the SEC on February 6, 2013.
(2)	Based solely on the information contained in the Schedule 13G filed by Franklin Resources, Inc. with the SEC on February 1, 2013.
(3)	Based solely on the information contained in the Schedule 13G/A filed by The Vanguard Group with the SEC on February 22, 2013.

Directors and Executive Officers

The following table sets forth as of March 8, 2013, the beneficial ownership of Common Stock by each Director of the Company, the named executive officers listed in the Summary Compensation Table, and all Directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group	Number of Shares with Sole Voting and Investment Power(1)	Albemarle Savings Plan Holdings	Number of Shares with Shared Voting and Investment Power		Total Number of Shares		Percent of Class*
William H. Hernandez	5,000	—	—		5,000	(2)	*
R. William Ide III	—	—	—		—	(3)	*
Matthew K. Juneau	30,312	11,095	—		41,407		*
Susan M. Kelliher	4,946	215	—		5,161		*
Luther C. Kissam IV	336,959	3,555	—		340,514		*
Joseph M. Mahady	—	—	—		—	(4)	*
Karen G. Narwold	22,435	481	—		22,916		*
Jim W. Nokes	7,811	—	—		7,811		*
James J. O’Brien	1,082	—	—		1,082	(5)	*
Barry W. Perry	—	—	—		—	(6)	*
John Sherman Jr.	11,350	—	—		11,350	(7)	*
Harriett Tee Taggart	1,350	—	8,086	(9)	9,436		*
Scott A. Tozier	22,545	411	—		22,956		*
Anne Marie Whittemore	16,259	—	—		16,259	(8)	*
Directors and executive officers as a group (19 persons)	542,176	42,260	8,086		592,522		*

*	Indicates beneficial ownership of less than 1% of Common Stock. Calculated based upon 88,738,963 shares of Common Stock outstanding as of March 8, 2013 and assuming conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of shares outstanding, but not the conversion or exercise of securities held by third parties.
(1)	The amounts in this column include shares of Common Stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 8, 2013: Mr. Kissam: 182,334 shares; Mr. Tozier: 4,834 shares; Ms. Narwold: 11,834 shares; and Mr. Juneau: 22,168 shares; and Ms. Kelliher: 3,033 shares.
(2)	Mr. Hernandez has elected to defer all or a part of his Director compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of March 8, 2013, Mr. Hernandez had accumulated 2,592 phantom shares. See “Directors Compensation – Deferred Compensation” on page 20.
(3)	Mr. Ide has elected to defer all or a part of his Director compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of March 8, 2013, Mr. Ide had accumulated 22,019 phantom shares. See “Directors Compensation – Deferred Compensation” on page 20.
(4)	Mr. Mahady has elected to defer all or a part of his Director compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of March 8, 2013, Mr. Mahady had accumulated 2,656 phantom shares. See “Directors Compensation – Deferred Compensation” on page 20.

(5)	Mr. O’Brien has elected to defer all or part of his Director compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of March 8, 2013, Mr. O’Brien had accumulated 705 phantom shares. See “Directors Compensation – Deferred Compensation” on page 20.
(6)	Mr. Perry has elected to defer all or a part of his Director compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of March 8, 2013, Mr. Perry had accumulated 4,198 phantom shares. See “Directors Compensation – Deferred Compensation” on page 20.
(7)	Mr. Sherman has elected to defer all or a part of his Director compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of March 8, 2013, Mr. Sherman had accumulated 10,201 phantom shares. See “Directors Compensation – Deferred Compensation” on page 20.
(8)	Ms. Whittemore has elected to defer all or a part of her Director compensation into a deferred stock account under the Deferred Compensation Plan. The phantom shares held in the deferred stock account represent an equivalent number of shares of Common Stock. The phantom shares are not reflected in the table above. As of March 8, 2013, Ms. Whittemore had accumulated 7,037 phantom shares. See “Directors Compensation – Deferred Compensation” on page 20.
(9)	Shares held jointly with or separately by spouse.

PROPOSAL 2 – APPROVAL OF THE 2013 STOCK COMPENSATION AND DEFERRAL ELECTION

PLAN FOR NON-EMPLOYEE DIRECTORS OF ALBEMARLE CORPORATION

General Information

The Board of Directors proposes that the shareholders approve the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation (the “2013 Directors Plan”), adopted by the Board of Directors on February 12, 2013, subject to the approval of our shareholders. The 2013 Directors Plan permits (1) the grant of shares of Common Stock to each of our non-employee Directors and (2) the deferral by the Directors of some or all of their directors’ fees and stock compensation. If the 2013 Directors Plan is approved by the shareholders, it will replace both the Albemarle Corporation 2008 Stock Compensation Plan for Non-Employee Directors and the Albemarle Corporation Deferral Election Plan for Non-Employee Directors (collectively, the “Prior Plans”). The 2013 Directors Plan will have a term of ten years from the date on which it is approved by shareholders.

The Board of Directors believes that the 2013 Directors Plan will benefit us by (1) enabling such directors to participate in our future success and to associate their interests with ours and those of our shareholders and, in turn, to create additional shareholder value and (2) simplifying the administrative burden to the Company by combining the Prior Plans.

The following summary of the material features of the 2013 Directors Plan is qualified in its entirety by reference to the 2013 Directors Plan, a copy of which is attached as Annex A hereto.

Administration

The General Counsel of Albemarle (“Administrator”) will administer the 2013 Directors Plan. The Administrator will interpret all provisions of the 2013 Directors Plan, establish administrative regulations to further the purposes of the 2013 Directors Plan and take any other action necessary for the proper operation of the 2013 Directors Plan. All decisions and acts of the Administrator shall be final and binding upon all participants in the 2013 Directors Plan.

Eligibility

Each non-employee who is a director on the effective date of the 2013 Directors Plan or who thereafter becomes a director shall be a participant in the 2013 Directors Plan (a “participant”) until the non-employee director is no longer serving as a non-employee director. The Board of Directors currently includes nine non-employee directors, but after the Meeting will include eight non-employee directors.

Share Authorization

The maximum aggregate number of shares of Common Stock that may be issued under the 2013 Directors Plan is 500,000 shares. In the event of a change in capital, shares of capital stock, or any special distribution to our shareholders, the Administrator will make equitable adjustments in the number of shares of Common Stock that remain available for issuance to participants.

Grant of Shares

Beginning July 1, 2013, and on each July 1st thereafter, we will grant to each participant that number of restricted shares of Common Stock (“Shares”) equal to the annual cash retainer fee (which is currently $83,000) divided by the closing share price on the New York Stock Exchange (“NYSE”) on the date of grant, rounded up to the nearest 25 share increment. Share grants under the 2013 Directors Plan will be based on a July 1st – June 30th “Compensation Year.” If an individual becomes a participant after July 1st of a given Compensation Year, such participant will receive a pro rata number of Shares based on the number of days remaining in the Compensation Year, valued at the closing share price on the NYSE on the date the individual becomes a director. The Administrator will have the authority to increase the number of shares of Common Stock issued to each participant during a Compensation Year, but in no event will the aggregate fair market value of the Shares granted to a participant during any Compensation Year exceed $150,000.

Vesting of Shares

Shares granted under the 2013 Directors Plan will vest on the next following July 1st (unless the Administrator determines that a different vesting date shall apply with regard to a Share grant). Unvested Shares will be forfeited if a participant’s service as a director is terminated before vesting, except (i) upon the participant’s death or disability, in which case the unvested Shares automatically vest and (ii) with respect to a participant who serves through the last day of a Compensation Year but does not stand for re-election.

Deferral Elections

Under the 2013 Directors Plan, non-employee directors may defer, in 10% increments, all or part of their director fee and/or chair fees into a deferred cash account and may defer, in 10% increments, all or part of their Share grants into a deferred phantom stock account. Deferred cash and phantom stock accounts are unfunded and maintained for record keeping purposes only. Directors wishing to defer amounts under the 2013 Directors’ Plan must elect to do so no later than December 31st (or such earlier date as the Administrator may designate) for applicable fees earned, and Shares granted, in the following calendar year.

Distributions of Deferrals

Distributions of deferrals under the 2013 Directors Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to 10 years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of Common Stock. Unless otherwise elected by the participant as permitted under the 2013 Directors Plan, distributions will begin on February 15 following the earlier of the participant’s attainment of age 65 or ceasing to be a director. Amounts in cash deferral accounts shall be credited with interest or earnings and losses as described in the 2013 Directors Plan. Under limited hardship circumstances, participants can withdraw some or all of the amounts of deferred cash and phantom stock in their deferral accounts.

Change in Control

Upon a Change in Control as set forth in the 2013 Directors Plan, all outstanding unvested Shares will vest unless the Administrator determines instead that either (i) participants’ Shares will be cancelled and a cash payment will be made to each participant, or (ii) participants shall each receive a replacement grant with a value and terms that are at least as favorable as those of the Shares being replaced.

Amendment and Termination

The Administrator may amend, suspend or terminate the 2013 Directors Plan, but no such amendment shall (1) increase the number of shares of Common Stock that may be granted to any participant, except as previously described in “Grant of Shares” above, or (2) increase the total number of shares of Common Stock that may be issued under the 2013 Directors Plan. Any amendment of the 2013 Directors Plan must comply with the rules of the NYSE and no material amendment of the Plan may be made without shareholder approval if such approval is required by law or the NYSE.

Federal Income Tax Consequences

With respect to Shares granted under the 2013 Directors Plan for which the participant has not elected to defer receipt of such grant, when such Shares become vested, each participant must recognize ordinary income in an amount equal to the fair market value of the Shares received. We will receive a deduction for the same amount at that time.

With respect to amounts that participants have elected to defer under the 2013 Directors Plan, each participant must recognize ordinary income in an amount equal to the value of deferred cash accounts and the fair market value of Shares received from a deferred phantom stock account, when the cash and Shares are received. We will receive a deduction for the same amounts at that time.

The tax treatment upon disposition of shares of Common Stock acquired under the 2013 Directors Plan will depend on how long the shares of Common Stock have been held. There will be no tax consequences to us upon the disposition of shares of Common Stock acquired under the 2013 Directors Plan.

Other Information

The number of Shares to be issued in each Compensation Year is not determinable as it varies based on the amount of the fee, which is determined each year by the Nominating and Governance Committee, and the closing share price at the time of grant. However, for illustrative purposes only, the following table sets forth the Share grants that would have been made to non-employee directors on July 1, 2012 if the 2013 Directors Plan had then been in effect:

New Plan Benefits

Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-

Employee Directors

(as of July 1, 2012)

	Dollar Value	Number of Shares (1)

William H. Hernandez	$83,000	1,400

R. William Ide III	$83,000	1,400

Joseph M. Mahady	$83,000	1,400

Jim W. Nokes	$83,000	1,400

James J. O’Brien(2)	$80,519	1,350

Barry W. Perry	$83,000	1,400

John Sherman Jr.	$83,000	1,400

Harriett Tee Taggart	$83,000	1,400

Anne Marie Whittemore	$83,000	1,400

Non-Executive Director Group (9 persons)	$744,519	12,550

(1)	Based on the closing share price on the NYSE for the Common Stock on July 1, 2012 of $59.64.
(2)	Mr. O’Brien joined the Board on July 12, 2012.

Vote Required

The approval of the 2013 Directors Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock cast on the 2013 Directors Plan, provided that the total vote cast on the 2013 Directors Plan represents over 50% of the outstanding shares of Common Stock. Abstentions and broker non-votes will have no effect on the proposal to approve the 2013 Directors Plan, provided that the total vote cast on the proposal to approve the 2013 Directors Plan represents over 50% of the outstanding shares of Common Stock.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE 2013 STOCK COMPENSATION AND DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS OF ALBEMARLE CORPORATION.

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information

The Audit Committee of the Board of Directors has appointed PwC as the Company’s independent registered public accounting firm for fiscal year 2013. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The submission of this matter for ratification by shareholders is not required by current law, rules or regulations; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of PwC will be present at the Meeting, will have the opportunity to make a statement at the Meeting if they so desire, and will be available to respond to appropriate questions.

Approval of this proposal requires that the votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of four independent Directors and operates under a written charter adopted by the Board of Directors. The Audit Committee approves the selection of our independent registered public accounting firm.

Management is responsible for our disclosure controls, internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit Committee has met privately with management, the internal auditors and PwC, our independent registered public accounting firm, all of whom have unrestricted access to the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.

The Audit Committee also has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC that firm’s independence from the Company.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and PwC. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles and the report of PwC to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the 2012 Annual Report.

The Audit Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our quarterly reports on Form 10-Q.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a written policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our CFO has primary responsibility to the Audit Committee for administration and enforcement of this policy and for reporting non-compliance. Under the policy, the CFO is responsible for presenting to the Audit Committee an annual budget and plan for audit services and for any proposed audit-related, tax or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit Committee approves require no further Committee approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (i) all such services are less than 5% of revenues paid to the independent registered public accounting firm for the fiscal year and (ii) the services are approved by the Audit Committee prior to completion of the audit.

Fees Billed by PwC

The Audit Committee reviews the fees charged by our independent registered public accounting firm. During the fiscal years ended December 31, 2012 and December 31, 2011, PwC billed us the approximate fees set forth below in connection with services rendered by that firm to us.

	2012	2011
Audit Fees	$2,941,681	$2,592,099
Audit-Related Fees	344,863	546,177
Tax Fees	—	—
All Other Fees	10,014	17,393

Total fees	$3,296,558	$3,155,669

Audit Fees

Audit fees include professional services rendered by PwC for the audit of our annual financial statements, including its assessment of our internal control over financial reporting, and the reviews of the financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, implementation of new financial and accounting reporting standards and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees include reviews of our employee benefit plans, due diligence related to mergers and acquisitions, audits in connection with acquisitions and divestitures, consultation on certain financial accounting and reporting standards and other miscellaneous audit-related fees. For 2012 and 2011, amounts billed to us were primarily related to employee benefit plan audits and due diligence related to mergers and acquisitions.

Tax Fees

Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes (“compliance”) and planning, research and advice supporting our efforts to maximize the tax efficiency of its operations (“planning”). For the fiscal years ended December 31, 2012 and December 31, 2011, there were no payments for tax fees.

All Other Fees

All other fees consist of a licensing fee for software that provides access to authoritative guidance dealing with financial reporting rules and regulations as well as other non-audit related service fees.

THE AUDIT COMMITTEE

William H. Hernandez, Chair
John Sherman Jr.
Harriett Tee Taggart
Anne Marie Whittemore

March 28, 2013

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains the material elements of the compensation for our named executive officers.

2012 Compensation Highlights

•

The 2012 Annual Incentive Plan (AIP) payout properly aligned annual executive pay with the Company’s 2012 performance, consistent with the plan’s role in our overall compensation mix. The 2012 AIP metrics and our performance against the metrics are:

2012 AIP Goals	Threshold Level	Target Level	Superior Level	2012 Results

Earnings before interest and taxes (EBIT)	$580 MM	$628 MM	$664 MM	$575 MM

Cash flow from operations	$500 MM	$550 MM	$600 MM	$543 MM

Together with above-target performance on our stewardship metrics (safety, environmental responsibility, sustainability, and governance), our performance yielded a composite score of 39.2% of target for our 2012 AIP. Even though our 2012 EBIT results represent the Company’s second most profitable year ever, our aggressive earnings growth objectives were not met, and our plan payout reflects this. This compares to a 2011 AIP score of 193% when the Company far exceeded our Superior Level objectives, and represents an approximate 80% year-over-year reduction in annual incentive award payouts vs. targets for our leadership team.

•

Our Long Term Incentive Plan (LTI) payouts continue to reflect multi-year EBIT growth rates that are among the best in our industry, with Superior Level EBIT goals that are oriented towards providing an incentive to our leadership team to meet earnings growth objectives consistent with long-term top quartile performance in our industry. A Superior Level (200%) award was earned from our 2011 – 2012 Performance Stock Unit (PSU) grant, with a 20% compound annual growth rate in EBIT achieved over two years compared to 2010 actual EBIT results ($446 MM). Our share price increased by approximately 11.4% over the same two-year period.

2011 – 2012 PSU Goals	Threshold Level	Target Level	Superior Level	2011-12 Results

2011 – 2012 Cumulative EBIT	$898 MM	$966 MM	$1,065 MM	$1,179 MM

Compound Annual Growth Rate	0%	5%	12%	20%

•

The Company announced in late 2012 that we are freezing future accruals in the US Defined Benefit (DB) Pension Plans in which our longer-service Named Executive Officers participate. The freeze, which impacts certain Qualified and Non-Qualified DB Plans in which our longer-service employees participate, will be final after a two-year transition period ending on December 31, 2014. Named executive officers are treated the same as all other employees who participate in the plans. Going forward, the Company will offer the fully-competitive defined contribution (DC) Savings Plan to the large majority of US employees, including our named executive officers, resulting in a more predictable Company pension expense for future benefits. Our new DC plan design is performance-oriented in that the Annual Incentive Plan (AIP) payouts are eligible for Company contributions, with the amount of those contributions varying up or down each year with AIP payouts that are driven by annual Company performance.

What are our compensation principles?

The Executive Compensation Committee (for purposes of this Compensation Discussion and Analysis section, the “Committee”) designs and oversees the Company’s compensation policies and approves compensation for our CEO and our other named executive officers. Our overarching goal is to create executive compensation plans linked to the creation of sustained shareholder value. To accomplish this, our plans are designed to:

Support our business strategy – We align our programs with business strategies focused on long-term growth and sustained shareholder value. Our plans provide incentive to our executives to overcome challenges and exceed our Company goals.

Pay for Performance – We ensure that a large portion of our executive pay is dependent upon the achievement of specific corporate and individual performance goals. We pay higher compensation when goals are exceeded and lower compensation when goals are not met.

Pay Competitively – We set target compensation to be competitive with the companies that comprise our Peer Group, comprised of the companies included in the Dow Jones Chemical Index. We set “stretch” objectives that if achieved are designed to place us in the top quartile of industry performance.

What are our compensation objectives?

In designing our compensation plans, our objectives are to:

•	Drive superior business and financial performance – we build programs that provide incentive to our executives to achieve or exceed goals.

•	Attract, retain and motivate the right people in the right job – we reward our executives that perform at a high level.

•	Align our executives with shareholders’ long-term interests by building the opportunity for significant ownership of Company stock into our pay programs.

•	Focus on the long-term – our LTI compensation plan is focused on multi-year results.

•	Create balanced program elements that discourage excessive risk taking.

2012 Shareholder Vote on Executive Compensation

In May 2012, the Company held its second shareholder advisory vote to approve the compensation paid to our named executive officers in 2011, which resulted in 95% of the votes cast approving such compensation. The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of shareholder support, and elected to continue the same principles and objectives in determining the types and amounts of compensation to be paid to our named executive officers in 2012. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of long-term performance and support our other executive compensation objectives.

Who are our named executive officers?

The Company’s named executive officers for 2012 were:

Name	Title
Luther C. Kissam IV	CEO
John M. Steitz(1)	President and COO
Scott A. Tozier	Senior Vice President and CFO
Karen G. Narwold	Senior Vice President, General Counsel and Corporate Secretary
Matthew K. Juneau	Vice President, Polymer Solutions
Susan M. Kelliher	Senior Vice President, Human Resources

(1)	Mr. Steitz resigned from the Company during 2012.

What are the components of our executive compensation program?

We provide our named executive officers with the following components of compensation:

Annual	Long-Term	Benefits	Post-termination Benefits
Annual base salary and annual cash incentive awards	LTI plan awards comprised of a combination of PSUs and stock options. Equity grants for retention of critical executive talent typically comprised of restricted stock or restricted stock units	Various health and welfare benefits, including health and life insurance, retirement benefits and savings plan	Severance and change in control benefits

Going forward, there are no material differences in compensation policies among the individual named executive officers given the announced December 31, 2014 freeze of our legacy defined benefit pension plan. In establishing the compensation opportunities for our named executive officers, the Committee carefully considers their roles and responsibilities relative to those of named executive officers employed at the companies comprising our Peer Group.

For each named executive officer, the Committee reviews several times each year and approves annually each component of compensation and the resulting total compensation. The Committee generally compares the individual components of compensation and total compensation to the median of the Peer Group. In setting the compensation for each named executive officer, the Committee also considers other factors, including the scope and complexity of the executive’s position, their level of performance, the executive’s skills and experience and their contribution to the overall success of the Company. As a result, we do not set compensation for our named executive officers in a manner designed to achieve a formulaic relationship with the median of the Peer Group.

How do we assure that our compensation program keeps our named executive officers focused on long-term success?

We assure that our compensation programs keep our named executive officers focused on the long-term success of our Company by making a substantial portion of their long-term pay subject to the achievement of specific performance measures, by requiring them to hold a significant amount of Company stock during the term of their employment, and by granting stock-based awards with multi-year vesting periods.

Our PSU grants typically have a two-year performance period, with the vesting of any award earned occurring in two equal tranches – the first tranche after the end of the second year of the performance period and the second tranche one year later. Restricted shares or restricted share units typically have a minimum vesting period of three years. Beginning with the 2013 grant, the vesting period for new annual grants of stock options has been lengthened to ratable vesting on the third, fourth, and fifth anniversaries of the grant date. These awards reinforce the focus of our named executive officers on the long-term success of the Company by aligning their personal success with that of other shareholders.

To further align the interests of members of management with our shareholders, the Company has adopted stock ownership guidelines that require the retention of shares of our Common Stock. Our holding requirements are expressed as both a “Fixed Number of Shares” guideline and a “Multiple of Base Salary” guideline for each named executive officer. In order to satisfy the ownership requirement, each named executive officer must meet the lesser of the two guidelines. Named executive officers are given five years to meet the holding requirements. The Committee periodically reviews the holdings of our named executive officers. As of March 8, 2013, each named executive officer either met the required guideline or was still within the five year window before they are required to meet the guideline. Based on a 2012 review of proxy disclosures, our ownership guidelines are meaningfully higher than the median ownership requirement disclosed by the companies that comprise our Peer Group. The following table depicts the ownership guideline that each of our named executive officers must meet:

Name(1)	Guideline (lesser of)
Luther C. Kissam IV	150,000 shares or 8 X base salary
Scott A. Tozier	40,000 shares or 6 X base salary
Karen G. Narwold	25,000 shares or 4 X base salary
Matthew K. Juneau	25,000 shares or 4 X base salary
Susan M. Kelliher	25,000 shares or 4 X base salary

(1)	While listed for 2012 as a named executive officer, Mr. Steitz resigned from the Company during the year and is no longer subject to the guidelines.

In addition, to further align our executives with the interests of our shareholders, our Insider Trading Policy provides for purchases and sales of our stock by named executive officers only during the 45-day period beginning on the third trading day following an earnings announcement (the day of the announcement constituting the first day) and only after being cleared to trade by our General Counsel, or in accordance with previously existing Rule 10b5-1 trading plans that meet applicable SEC requirements.

How is competitiveness established?

The Committee structures executive compensation so that target total cash compensation and LTI compensation opportunities are competitive with comparable positions at companies considered our peers (our “Peer Group”). The Committee has chosen to use the Dow Jones Chemical Index companies as our Peer Group, in part because the composition of the index is determined by an independent third-party rather than by the Committee or by Company management. We believe that using an industry-specific Peer Group is appropriate because it provides us with the best comparisons for competitive compensation offered by publicly-held companies with similar business challenges and the type of leadership talent needed to achieve success over the long-term. When considering what is competitive for the Company, the Committee generally focuses on the median of data from the Peer Group. Given the large number of companies included in the index, our focus on the median mitigates the impact of companies that are materially larger or smaller than Albemarle. In addition, the Committee also relies on supplementary survey information from nationally recognized compensation surveys.

In setting 2012 base salaries, target total cash compensation and target total direct compensation, the Committee considered compensation offered by the following Peer Group:

A. Schulman Inc.

Air Products & Chemicals, Inc.

Airgas, Inc.

Ashland Inc.

Avery Dennison Corporation

Cabot Corporation

Calgon Carbon Corporation

Celanese Corporation

CF Industries Holdings, Inc.

Cytec Industries Inc.

The Dow Chemical Company

Eastman Chemical Company

Ecolab Inc.

E.I. DuPont de Nemours and Company

FMC Corporation

H. B. Fuller Company

Huntsman Corporation

International Flavors & Fragrances Inc.

The Lubrizol Corporation

LyondellBasell Industries NV

Minerals Technologies Inc.

The Mosaic Company

NewMarket Corporation

Olin Corporation

OM Group, Inc.

PPG Industries, Inc.

Praxair, Inc.

Rockwood Holdings, Inc.

RPM International Inc.

Sensient Technologies Corporation

Sigma-Aldrich Corporation

Solutia Inc.

W.R. Grace & Co.

How is compensation established for our named executive officers?

The Committee does not rely exclusively on the Peer Group data or survey data in establishing target levels of compensation. The Committee also does not employ a rigid or formulaic process to set pay levels, but does utilize the Peer Group data and survey data as one of many tools to assist the Committee. In setting compensation levels, the Committee considers the following factors:

•	the competitive data (Peer Group and other survey data), focusing on the median data as a starting point;

•	each executive’s performance;

•	each executive’s scope of responsibility and impact on the Company’s performance;

•	internal equity – an executive’s compensation relative to his or her peers, direct reports and supervisors;

•	the CEO’s recommendations for his direct reports.

Each of our named executive officers’ performance is evaluated in light of our overall financial performance (as described in greater detail below) and non-financial performance goals and strategic objectives approved by the Committee and the Board of Directors. For 2012 and 2013, as in past years, the Committee structured a compensation package for our named executive officers comprised of base salary and benefits coupled with annual and long-term incentives, which we believe provided an appropriate mix of financial security, risk and reward.

Annual Compensation: Base Salaries

Base salary provides our named executive officers with a basic level of financial security and supports the Committee’s objectives in attracting and retaining top talent. Base salary increases for our other named executive officers are recommended by our CEO and are reviewed and approved by the Committee.

Executive Officer	2011 Year- End Base Salary	2012 Increase in Annual Base Salary	New 2012 Annual Base Salary
Luther C. Kissam IV	$800,000	$—	$800,000
CEO
John M. Steitz(1)	$572,000	$20,000	$592,000
President and COO
Scott A. Tozier	$400,000	$25,000	$425,000
Senior Vice President and CFO
Karen G. Narwold	$375,000	$13,000	$388,000
Senior Vice President, General Counsel and Corporate Secretary
Matthew K. Juneau	$300,000	$20,000	$320,000
Vice President, Polymer Solutions
Susan M. Kelliher(2)	N/A	N/A	$350,000
Senior Vice President, Human Resources

(1)	Mr. Steitz resigned from the Company during 2012.
(2)	Ms. Kelliher joined the Company in 2012 and did not receive a base salary increase during the year.

The 2012 base salary increases for each of the named executive officers were determined by the Committee in recognition of the responsibilities of their positions and their long-term contributions to the success of the Company. The Committee is satisfied that each named executive officer’s salary is reasonable and appropriate at the current time.

Upon his promotion to the position of CEO in September 2011, the Committee increased Mr. Kissam’s annual base salary to $800,000, positioning his initial base salary in this new role at slightly below the 25th percentile of CEOs of Peer Group companies. The Committee also determined that barring unforeseen circumstances, this initial base salary would remain in effect through 2012, with the first annual review of his base salary scheduled for 2013.

2013

The Committee reviewed and approved salary increases for some of our named executive officers in February 2013. Such salary increases will go into effect on April 1, 2013. The new annual 2013 base salaries for Mr. Tozier, Ms. Narwold, Mr. Juneau, and Ms. Kelliher will be $450,000, $400,000, $327,000, and $358,000, respectively. Mr. Kissam requested that the Committee not increase his base salary in 2013, and to instead make any increase in cash compensation that he might receive in 2013 contingent upon Company performance. In light of this request, and after a review of the target bonus amounts for other CEOs at companies comprising the Dow Jones Chemical Index, the Committee determined that Mr. Kissam’s base salary will not be increased during 2013, but that his target bonus percentage will be increased from 100% to 110%.

Annual Compensation: AIP

The purpose of the AIP is to provide both an incentive to achieve and a reward for achieving the annual goals and objectives of the Company. Each year, management proposes and the Committee evaluates and finalizes the goals and objectives, which are subsequently approved by the Board of Directors, ensuring that we are rewarding participants for achieving levels of performance that management has identified and the Board of Directors has agreed are critical to creating and sustaining long-term shareholder value.

Key features of the AIP include the following:

•	a primary emphasis on sustained Company financial performance as measured by such metrics as EBIT and cash flow from operations;

•	a quantitative and qualitative assessment of our strategic achievements in areas of stewardship (safety, environmental responsibility, sustainability, and governance); and

•

the recognition of individual achievements, leadership and the overall contribution of participants by making the award subject to an individual performance modifier (which can result in either an increase or a reduction in the award earned).

For 2012, the Committee established the following mix of Company performance measures for the AIP:

Metrics	Weight
EBIT	60%
Cash flow from operations	30%
Stewardship	10%

Total	100%

The following table summarizes the Threshold, Target and Superior objectives set by the Committee and actual results for the EBIT and cash flow from operations metrics for 2012. EBIT is defined as combined income of each business segment before interest and taxes less corporate expenses before “special items” (such as restructuring and other costs, related principally to reductions in force, divestitures and the write-off of assets) for the calendar year. It was also adjusted to remove the impact of the Company’s move to mark to market pension accounting in 2012. The cash flow from operations represents the cash flow from operations before special items and pension contributions. Awards for performance between the identified points are interpolated.

	Threshold Level	Target Level	Superior Level	2012 Results
EBIT	$580 MM	$628 MM	$664 MM	$575 MM
Cash flow from operations	$500 MM	$550 MM	$600 MM	$543 MM

The performance for the stewardship (safety, environmental responsibility, sustainability, and governance) metrics was determined by the Committee’s quantitative and qualitative assessment of the level of achievement for nine different stewardship objectives, with each objective weighted evenly. We believe financial measures are important but are not sufficient to fully assess Company performance. For 2012, five of these metrics were scored at the “Superior” performance level, two were scored at the “Target” performance level, and two were scored at the “did not meet Target” performance level. A summary of the scoring of our performance against the 2012 AIP metrics is further set out in “How did we perform against our AIP Metrics?” on page 40.

Why did the Committee choose these performance metrics?

The Committee chose these performance targets to align the AIP with the Company’s 2012 goals and objectives as established by management and the Board of Directors. The Committee chose the relative weights of the performance measures based on the Committee’s desire to emphasize financial results while maintaining an appropriate focus on non-financial objectives.

We believe that EBIT, cash flow from operations and our stewardship metrics are appropriate and effective measures of annual Company performance. The Threshold level for each performance measure was set based on a level of performance that was believed to be achievable. The Target level for each performance measure was set based on a level of performance that was believed to be aggressive, but obtainable. The Superior level for each performance measure was set based on a level of performance that was believed to be realizable, but only as a result of exceptional performance.

The Committee may take into account extraordinary, unusual or infrequently occurring events or significant corporate transactions in deciding to adjust the results used to determine whether or not the AIP objectives are met. The Committee retains the right to exercise discretion in determining the final level of the awards paid in order to ensure that the plan remains consistent with its stated objectives.

How much can the named executive officers earn?

Each of our named executive officer still employed by the Company can earn a bonus under the AIP targeted at a certain percentage of his or her base salary. For 2012, our named executive officers’ target bonus percentages were 60% (Mr. Tozier, Ms. Narwold, Mr. Juneau, and Ms. Kelliher) and 100% (Mr. Kissam) of their base salary for achieving the Target performance levels for the AIP Company metrics. The Committee generally sets the target bonus opportunity for each of our named executive officers near the median of the Peer Group and survey information. For Superior Company performance, up to two times a target award may be earned before applying discretion for individual performance. For Company performance that does not reach Threshold level for any of the metrics, the named executive officers will not earn a bonus. For Company performance above the Threshold level, named executive officers earn bonuses based on results prorated on a linear basis between Threshold and Target performance levels, and between Target and Superior levels of performance. Individual performance can be used to modify the bonus amount up or down, subject to the maximum allowable levels under the plan as described below.

The 2008 Incentive Plan is compliant with Code Section 162(m) and therefore allows for the full tax deduction of the annual incentive payments. Under the 2008 Incentive Plan, the maximum annual incentive payments are set in the first quarter of the calendar year, and are limited to three times the Target level bonuses of each named executive officer. If earnings before interest, taxes, depreciation and amortization (“EBITDA”), before special items (as more particularly defined in the 2008 Incentive Plan) exceed 5% of net sales, the awards are initially set at the maximum levels under the plan. The Committee uses its discretion to downwardly adjust the maximum level of incentive payment to determine an actual award for each executive based on Company performance and the individual performance modifier for that executive.

When making its determination of the actual award amount for a named executive officer, the Committee generally calculates the award by multiplying the named executive officer’s base salary x the target bonus percentage x the Company performance score (up to 200%) x the individual performance modifier (up to 150%). Because the actual bonus paid to the named executive officer is an amount below the maximum potential bonus, the Committee’s assessment in general, and the determination of the individual performance modifier in particular, involve significant discretion on the part of the Committee.

The maximum cash incentive established for each of our named executive officers in 2012 was:

Luther C. Kissam IV	$2,400,000
Scott A. Tozier	$765,000
Karen G. Narwold	$700,000
Matthew K. Juneau	$576,000
Susan M. Kelliher	$630,000

What are the Individual Performance Modifiers?

At the beginning of 2012, individual objectives were set for each of the named executive officers. Individual performance is evaluated after the end of the year by comparing actual performance to these pre-established leadership objectives. The Committee assesses the performance of the CEO, and the CEO conducts a similar assessment for the other named executive officers that is presented to and reviewed by the Committee.

Performance goals typically include both leadership objectives and strategic business objectives. At the end of each fiscal year, an individual performance modifier is determined for each participant, and a judgment is then made as to the final bonus amount that takes into account both Company results and individual results. The individual performance modifier percentage can range from 80%-150% of the named executive officer’s target bonus percentage.

2012

How did we perform against our AIP Metrics?

	2012 Results	Achievement Against Target
EBIT (60% weighting)	$575 MM	0%

Cash Flow from Operations (30% weighting)	$543 MM	86.4%

Stewardship (10% weighting)	5 at “Superior,” 2 at “Target,” 2 at “did not meet Target”	133.3%

Overall Achievement		39.2%

What did our named executives earn in 2012 under the AIP?

The Committee reviewed the Company’s 2012 performance, and determined that the potential awards for the named executive officers were funded at the maximum level due to the Company achieving the required level of 2012 EBITDA consistent with the plan funding objectives set during the first quarter of the year in accordance with Code Section 162(m). After this determination was made, Mr. Kissam engaged the Committee in a further discussion of the Company’s performance, and of each named executive officer’s individual performance compared to their objectives. While significant accomplishments by each named executive officer were cited by Mr. Kissam to the Committee, it was recommended by Mr. Kissam, and approved by the Committee, that in light of the Company falling slightly below the Threshold level of performance for the most heavily weighted performance metric (EBIT), that the Individual Performance Modifier for each named executive officer be set at 100%. When combined with the Company score, this yielded actual bonus amounts for each named executive officer approximating 40% of their target bonus amount.

In the case of Mr. Kissam, the Committee reviewed his performance against objectives that were established by the Committee at the beginning of the year based on the Committee’s discussions with and input from Mr. Kissam. As with the other named executive officers, the Committee determined that while significant achievements in each goal area were made during 2012, an Individual Performance Modifier of 100% was most appropriate given that the Company’s EBIT fell just below the 2012 Threshold level of performance. When combined with the Company score, this yielded an actual bonus amount for Mr. Kissam that approximated 40% of his target bonus amount.

	2012 AIP Payouts
Name	Base Salary x Target Bonus % =	Target Bonus Amount x	Company Performance Score x	Individual Performance Modifier =	Actual Bonus Amount
Luther C. Kissam IV	$800,000 x 100%	$800,000	39.2%	100%	$314,000

Scott A. Tozier	$425,000 x 60%	$255,000	39.2%	100%	$100,000

Karen G. Narwold	$388,000 x 60%	$233,000	39.2%	100%	$91,000

Matthew K. Juneau	$320,000 x 60%	$192,000	39.2%	100%	$75,000

Susan M. Kelliher	$350,000 x 60%	$210,000	39.2%	100%	$82,000

2013

In February 2013, the Committee approved 2013 AIP performance metrics that included a change from 2012. The Cash Flow from Operations metric, representing a 30% 2012 weighting, was split evenly between Cash Flow from Operations (15% weighting) and Days of Working Capital (15% weighting) metrics for 2013. The purpose of the change was to maintain the focus on cash generation while driving continuous improvement in the management of working capital. The other metrics (EBIT, Stewardship) and their respective weightings (60%, 10%) represented no change from the metrics or the weighting from 2012.

The LTI Plan

We believe it is important to provide a LTI opportunity to our named executive officers and other key leaders charged with driving sustainable growth and long-term value creation for Albemarle, further aligning their interests with those of our shareholders. We do this through a balanced annual LTI grant, comprised in 2012 of PSUs and stock options. Both of these long term incentives focus on Albemarle’s performance – financial performance, share price performance or both – as measured over multi-year periods.

The Committee considers grant values and grant terms from both our Peer Group and survey information when establishing long term incentives for management, with a focus on median grant values and typical grant terms. While the Committee generally believes that median values and typical terms are competitive and provide an appropriate balance of opportunity and reward to management without heightened compensation-related risk, the Committee will authorize values above or below the median and different terms where it believes it is in the interest of the Company and its shareholders to do so in light of the factors mentioned above.

While our current annual LTI grant consists solely of award types that we view primarily as performance-based, the Company will also grant awards that are primarily time-based (such as restricted stock units or restricted stock) when necessary to attract new executives or to retain existing executives. The Committee approved such grants in 2012 both to attract a new named executive officer and to ensure that the Company had the right level of retention incentive in place for other key members of our leadership team.

The portion of our current LTI plan driven by Albemarle’s financial results is our PSU grants. PSU grants are primarily “performance-based” but also have a “time-based” element in the form of an additional vesting period after the performance period ends. In order for the award to be earned, the Company must achieve certain financial results versus a set of goals established near the beginning of the performance measurement period. Half of the amount earned vests at the time the Committee determines the performance relative to the goals at the end of the two-year performance period, and the other half vests on the following January 1st, three years after the beginning of the performance period. Upon vesting, awards are paid in stock, net of share withholding for taxes.

2011 – 2012 PSU Results

Payouts under the 2011 – 2012 PSU grants are earned based on the achievement of financial goals (EBIT, before special items, using the same definition as used for annual incentive awards) over the two-year performance period. The following table reflects the goals for this award at the respective performance levels and the actual results achieved:

	Threshold Level (34%)	Target Level (100%)	Superior Level (200%)	Actual Results (200%)
2011 – 2012 Cumulative EBIT	$898 MM	$966 MM	$1,065 MM	$1,179 MM

Compound Annual Growth Rate	0%	5%	12%	20%

Based on these results, a 200% award was earned. The number of shares earned by our named executive officers is shown in the table below:

Name(1)	Target Units Granted	Shares Earned (200%)	Shares Vested in 2013	Shares Vested in 2014
Luther C. Kissam IV	19,000	38,000	19,000	19,000
Scott A. Tozier	10,000	20,000	10,000	10,000
Karen G. Narwold	6,000	12,000	6,000	6,000
Matthew K. Juneau	5,100	10,200	5,100	5,100

(1)	Ms. Kelliher joined the Company in 2012 and thus did not receive a 2011-2012 PSU grant.

2012

PSU Grants

Consistent with the LTI grant mix used in 2010 and 2011, in February 2012, the Committee approved a grant of PSUs to certain LTI-eligible employees, including our named executive officers, as follows:

2012 PSU Grants
Name	(Threshold 34%)	(Target 100%)	(Superior 200%)
Luther C. Kissam IV	9,350 Units	27,500 Units	55,000 Units
John M. Steitz(1)	4,590 Units	13,500 Units	27,000 Units
Scott A. Tozier	2,244 Units	6,600 Units	13,200 Units
Karen G. Narwold	1,938 Units	5,700 Units	11,400 Units
Matthew K. Juneau	1,564 Units	4,600 Units	9,200 Units
Susan M. Kelliher	1,462 Units	4,300 Units	8,600 Units

(1)	Mr. Steitz resigned from the Company during 2012. After his resignation, all of his 2012 LTI grants were forfeited consistent with the terms of each grant.

The 2012 PSU performance goals require achievement of financial goals over the 2012 and 2013 calendar years and are based on EBIT, before special items, using the same definition as used for the AIP awards. The following table reflects the goals for this award at the respective award levels:

Original Goals	Threshold	Target	Superior

2012 – 2013 Cumulative EBIT	$1,207 MM	$1,299 MM	$1,433 MM

Compound Annual Growth Rate	0%	5%	12%

The Threshold level of performance was set based on maintaining the 2011 record level of performance ($603.5 Million in EBIT before special items and changes in pension accounting) for both 2012 and 2013 and was believed to be achievable. The Target level of performance was set based on a 5% compounded growth in EBIT that was believed to be aggressive, but obtainable. The Superior level of performance was set based on a 12% compounded growth in EBIT that was believed to be realizable, but only with exceptional performance. As a retention-oriented element of our LTI plan, one-third of the Target level shares will be earned if EBITDA before special items is greater than 5% of net sales for the performance period, regardless of cumulative EBIT performance.

Half of any shares earned will vest in early 2014 at the time the Committee evaluates the Company’s 2012 and 2013 performance against the performance goals. The other half will vest on January 1, 2015.

As the result of the move to mark to market pension accounting announced during the 4th quarter of 2012, the Company will now recognize pension costs in the year in which they occur rather than spreading them over a period of time. In order to properly reflect the accounting method change in the measurement of results (as allowed by the shareholder-approved 2008 Incentive Plan), the goals of the 2012-2013 PSU Plan have been restated as follows:

Restated Goals	Threshold	Target	Superior

2012 – 2013 Cumulative EBIT	$1,239 MM	$1,333 MM	$1,471 MM

Compound Annual Growth Rate	0%	5%	12%

The required compound annual growth rates in EBIT remain unchanged, but the required dollar amounts have been recalculated using a 2011 EBIT number of $619.3 Million in EBIT before special items, revised to reflect changes in pension accounting. As before, one-third of the Target level shares will be earned if EBITDA before special items is greater than 5% of net sales for the performance period, regardless of cumulative EBIT performance. The restated 2012 – 2013 goals shown immediately above are comparable to the 2013 – 2014 PSU goals shown below, while the original 2012 – 2013 goals are comparable to the 2011 – 2012 goals and reported results shown above.

Stock Option Grants

In February 2012, the Committee approved a grant of stock options to certain LTI-eligible employees, including our named executive officers, as follows:

Names	2012 Stock Options
Luther C. Kissam IV	59,000
John M. Steitz(1)	29,000
Scott A. Tozier	14,500
Karen G. Narwold	12,500
Matthew K. Juneau	9,700
Susan M. Kelliher	9,100

(1)	Mr. Steitz resigned from the Company during 2012. After his resignation, all of his 2012 LTI grants were forfeited consistent with the terms of each grant.

The options vest over three years in equal amounts. All 2012 LTI awards were granted to provide an incentive to achieve or exceed the financial performance target (2012 – 2013 cumulative EBIT before special items) discussed previously, which is intended to drive share price growth during the performance period and beyond.

2013

PSU Grants

Consistent with the LTI grant mix used since 2010, in February 2013, the Committee approved a grant of PSUs to certain LTI-eligible employees, including our named executive officers, as follows:

2013 PSU Grants
Name	(Threshold 34%)	(Target 100%)	(Superior 200%)
Luther C. Kissam IV	12,555 Units	36,924 Units	73,848 Units
Scott A. Tozier	2,511 Units	7,385 Units	14,770 Units
Karen G. Narwold	1,884 Units	5,539 Units	11,078 Units
Matthew K. Juneau	1,570 Units	4,616 Units	9,232 Units
Susan M. Kelliher	1,570 Units	4,616 Units	9,232 Units

The 2013 PSU performance goals require achievement of financial goals over the 2013 and 2014 calendar years and are based on EBIT, before special items, using the same definition as used for the AIP awards. The following table reflects the goals for this award at the respective award levels:

	Threshold	Target	Superior

2013 – 2014 Cumulative EBIT	$1,204 MM	$1,333 MM	$1,468 MM

Compound Annual Growth Rate	0%	7%	14%

The Threshold level of performance was set based on maintaining the EBIT earned in 2012, ($602 Million in EBIT before special items, adjusted from the $575 Million used in previous calculations due to changes in pension accounting going forward) for both 2013 and 2014 and was believed to be achievable. The Target level of performance was set based on a 7% compounded growth in EBIT that was believed to be aggressive, but obtainable. The Superior level of performance was set based on a 14% compounded growth in EBIT that was believed to be realizable, but only with exceptional performance. As a retention-oriented element of our LTI plan, one-third of the Target level shares will be earned if EBITDA before special items is greater than 5% of net sales for the performance period, regardless of cumulative EBIT performance.

Half of any shares earned will vest in early 2015 at the time the Committee evaluates the Company’s 2013 and 2014 performance against the performance goals. The other half will vest on January 1, 2016.

Stock Option Grants

In February 2013, the Committee approved a grant of stock options to certain LTI-eligible employees, including our named executive officers, as follows:

Names	2013 Stock Options
Luther C. Kissam IV	82,390
Scott A. Tozier	16,478
Karen G. Narwold	12,359
Matthew K. Juneau	10,299
Susan M. Kelliher	10,299

Effective for the 2013 grant, the vesting period for annual grants of stock options has been lengthened to ratable vesting on the third, fourth, and fifth anniversaries of the grant date. All 2013 LTI awards were granted to provide an incentive to achieve or exceed the financial performance target (2013 – 2014 cumulative EBIT before special items) discussed above, which is intended to drive share price growth during the performance period and beyond.

Benefits

The Company provides named executive officers with the same benefits provided to other Albemarle employees including:

•	Health and dental insurance (Company pays a portion of costs);

•	Basic life insurance;

•	Long-term disability insurance;

•	Participation in the Savings Plan, including Company matching and DC pension contributions;

•	Participation for those executives hired prior to 2004 in our Pension Plan; and

•	Matching charitable contributions.

Executive Deferred Compensation Plan (EDCP). We maintain a deferred compensation plan that covers executives who are limited in how much they can contribute to tax-qualified deferred compensation plans (such as our Savings plan). We maintain this plan in order to be competitive and because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of cash incentive awards. We also provide for employer contributions in the EDCP to provide executives with the same proportional benefits as are provided to all other employees but that cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan.

Defined Benefit Plan. Until April 1, 2004, we maintained a traditional tax-qualified defined benefit pension plan. In 2004, we implemented a new DC pension benefit in our tax-qualified Savings Plan for all non-represented employees hired on or after April 1, 2004, and limited participation in the defined benefit pension plan to then-current participants. Messrs. Kissam, Steitz, and Juneau each joined the Company prior to April 1, 2004 and, as such, participate in the defined benefit pension plan. We also maintain a supplemental executive retirement plan (“SERP”) to provide participants with the difference between (i) the benefits they would actually accrue under the qualified defined benefit pension plan but for the maximum compensation and benefit limitations under the Code, and (ii) the benefits actually accrued under the qualified plan, which are subject to the Code’s compensation and benefit limits. Certain provisions of the SERP also permit the Committee to award key executives additional pension credits related to offset reduction in the qualified defined benefit pension plan as a mid-career hire. This provision was also limited to then-current participants in 2004 concurrent with the qualified plan changes.

In 2012, the Company announced that it was freezing accruals in the above-referenced tax-qualified and non-qualified (SERP) defined benefit plans effective December 31, 2014. Beginning on January 1, 2013, all of our named executive officers, regardless of hire date, will participate in the same tax-qualified Savings Plan and non-qualified defined contribution plans (EDCP). A special defined benefit accrual is being provided to participating employees at all levels during the two-year transition period (2013 – 2014) which includes an offsetting calculation to ensure that participants do not receive full double benefits in both the defined benefit and defined contribution plans during this period.

Beginning on January 1, 2013, the new defined contribution plan design provides all participating employees the opportunity to receive a Company contribution of eleven percent of their base and bonus earnings for the calendar year if they contribute at least nine percent of their base and bonus earnings to the Savings Plan. Such Company contributions go into the tax-qualified Savings Plan up to the compensation and benefit limitations under the Code, and after that are credited to an EDCP account. There are no ongoing “top hat” or other traditional executive benefits offered to executives under this plan design – all employee participants are offered the same potential percentage Company contribution towards their retirement savings.

Perquisites. Our perquisites are intended to be limited in nature, and are focused in areas directly related to a business purpose, or in helping to foster the health, security and well-being of our senior executives to the benefit of the Company.

In some cases, we have determined it is appropriate for senior management to belong to a golf or social club, so that the executives have a venue in which to entertain customers, and to interact with members of their communities. In such cases, the Committee approves each executive’s eligibility for reimbursement of fees.

When an executive is required to geographically relocate in order to join the Company, or is asked to relocate due to a change in their work location after joining the Company, we provide them with the same relocation package that is also offered to management and senior professional employees. Certain relocation expenses are grossed-up for taxes, as is the competitive practice within our Peer Group, and more broadly, in the general marketplace.

We also offer limited reimbursement for executive physical exams, home security systems and financial planning. Our policy is to not provide tax gross-ups on such amounts to named executive officers.

Post Termination Payments

Severance Benefit and Change in Control Benefits. We believe that we should provide reasonable severance benefits if an executive’s position is eliminated in the event of a change in control or, in the absence of a change in control, in certain other circumstances. It is our belief that the interests of shareholders are best served if the interests of our senior management are aligned with their interests by virtue of this protection. We also believe that providing these benefits helps to facilitate the recruitment of talented executives, and that, relative to the overall value of any potential transaction, these potential benefits are appropriately sized.

Pursuant to the philosophy above, the Company maintains the Severance Pay Plan (“SPP”) to provide severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) a termination of employment by the Company without cause or if the employee elects not to relocate if requested to do so following a change in control. For our named executive officers, the SPP provides severance payments only in the absence of a change in control upon (i) a termination of employment without cause by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) a termination of employment pursuant to a good reason for resignation as defined in the SPP.

Severance payments to our named executive officers who are terminated in the event of a change in control are provided under their severance compensation agreements. The Company has entered into severance compensation agreements with each of Mr. Kissam, Mr. Tozier, Ms. Narwold, Mr. Juneau, and Ms. Kelliher. All of the agreements but Mr. Kissam’s were entered into in 2011 or 2012, and include different provisions (described below) than does Mr. Kissam’s older agreement. The Committee annually reviews these post-employment compensation arrangements, taking into consideration current external practices. The Committee has determined that both the terms and the payout levels are currently appropriate to accomplish the stated objective of each arrangement. The Committee also considered the non-competition agreement that the Company would receive from the named executive officer in exchange for any post-employment termination benefits. The Committee believes that these arrangements are generally consistent with those arrangements being offered by the Peer Group. As a result, the Committee believes that the payout amounts under each arrangement are necessary to remain competitive in attracting and retaining executive talent and are reasonable compared to the benefits they provide to us.

As part of its analysis, the Committee annually projects potential severance payments including the tax gross up (if any) on potential severance payments. The arrangement with Mr. Kissam provides a tax gross up in the event an excise tax is imposed on change in control payments. The agreements for the other named executive officers do not provide for any such tax gross-up payments. The Company has not entered into any new agreements that provide for tax gross ups on change of control payments since the original agreements were entered into in October of 2008. We currently cap gross up payments at $3 million for Mr. Kissam. When establishing the mix, levels and design of the various components of compensation, the Committee considers their impact on the potential for a tax gross up with the intent of reducing any potential gross up.

For additional information with respect to these arrangements, please see “Compensation of Executive Officers – Agreements with Executive Officers and Other Potential Payments upon Termination or a Change in Control” on page 63.

ADDITIONAL INFORMATION

We believe this additional information may assist you in better understanding our compensation practices and principles.

Role of the Committee and the CEO

The Committee, consisting entirely of independent Directors, is responsible for executive compensation. As part of the compensation-setting process each year, the Committee meets periodically with the CEO and the Senior Vice President, Human Resources to review a list of corporate performance goals and receives comments from members of the Board of Directors. The CEO recommends to the Committee the compensation amounts for each of our named executive officers, other than himself. The Committee has retained an independent compensation consultant, Pearl Meyer & Partners (PM&P), to provide advice on best practices and market developments. The CEO, the Senior Vice President, Human Resources, Human Resources staff members and the Committee’s consultant attend Committee meetings and make recommendations regarding plan design and levels of compensation. However, only Committee members make decisions regarding executive compensation.

While the Committee will ask for advice and recommendations from management and PM&P, the Committee is responsible for executive compensation and as such:

•	Sets named executive officer base salaries;

•	Reviews financial and operational goals, performance measures and action plans for each of our business segments which are reviewed by, and subject to approval of, the entire Board of Directors;

•	Establishes specific goals, objectives and potential rewards for the AIP and LTI plans;

•	Reviews annual and long-term performance against goals and objectives and approves payment of any incentive earned;

•	Reviews contractual agreements and benefits, including supplemental retirement and any payments which may be earned upon termination, and makes changes as appropriate;

•	Reviews incentive plan designs and makes changes as appropriate; and

•	Reviews total compensation (including the use of tally sheets) to ensure compensation earned by named executive officers is fair and reasonable relative to corporate and individual performance.

Role of Compensation Consultant

The Committee retained PM&P to provide independent advice to the Committee. PM&P gathers and analyzes data at the direction of the Committee, advises the Committee on compensation standards and trends, and assists in the development of policies and programs. The Committee directs, approves and evaluates PM&P’s work in relation to all executive compensation matters. The Committee considers PM&P to be independent from our management pursuant to SEC standards. Please see “Independence of the Executive Compensation Consultant” beginning on page 15.

The Committee meets with PM&P without management present as a regular part of each Committee meeting. PM&P periodically meets with management, participates in Committee meetings throughout the year, reviews materials in advance, consults with the Chairperson of the Committee, provides to the Committee additional data on market trends and compensation design, and assesses recommendations for base salary and annual incentive awards for our named executive officers. PM&P may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee, but this has not occurred to date. All work completed by PM&P, whether for the Committee or management, is subject to the approval of the Committee. The Committee does not delegate authority to PM&P or to other parties.

Deductibility of Compensation

In determining the total compensation of each named executive officer, the Committee considers the tax deductibility of compensation. The Committee believes it is in our best interests and that of our shareholders to provide compensation that is tax deductible by the Company. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deductible compensation is provided to reward executives consistent with our compensation philosophy for each compensation element.

Clawbacks

The 2008 Incentive Plan contains a forfeiture and recoupment policy provision for cash and equity awards paid to an awardee (including named executive officers and other recipients) in the event of a restatement of financial results due to the misconduct of the awardee or the failure of the awardee to prevent such misconduct. Awards can also be cancelled, forfeited, reduced, or recouped upon the occurrence of certain specified events, such as termination of employment for cause, violation of Company policies, breach of noncompetition or confidentiality covenants, or other conduct by an employee that is detrimental to the business or reputation of the Company.

Advisory Vote on Executive Compensation

As required by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated by the SEC pursuant thereto, we are including a proposal in this Proxy Statement for a non-binding advisory resolution approving the compensation of our named executive officers for 2012. The vote on this proposal will be non-binding on the Board of Directors and will not be construed as overruling a decision by the Board of Directors. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making such future decisions as it may deem appropriate with respect to executive compensation.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

John Sherman Jr., Chair
Joseph M. Mahady
James J. O’Brien
Barry W. Perry

March 28, 2013

COMPENSATION OF EXECUTIVE OFFICERS

Total Compensation of Our Named Executive Officers

The following table presents information relating to total compensation of our CEO, CFO, three other highest paid executive officers, and one additional individual for whom disclosure would have been provided based on compensation level but for the fact the individual was not serving as an executive officer at the last fiscal year end (the “named executive officers”) for the fiscal years ended December 31, 2012, 2011 and 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus		Stock Awards(2)		Option Awards(2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)		All Other Compensation(8)	Total
Luther C. Kissam IV	2012	$800,000	$—		$1,818,850	(3)	$1,180,000	$314,000	$2,310,151		$126,285	$6,549,286
CEO	2011	664,583	—		1,067,040	(4)	735,200	1,260,000	846,946		71,936	4,645,705
	2010	518,754	—		838,800	(5)	497,160	743,000	406,482		66,831	3,071,027

John M. Steitz	2012	389,667	—		892,890	(3)	580,000	—	—	(7)	104,122	1,966,679
President and Chief Operating Officer (through August 31, 2012)	2011	566,500	—		842,400	(4)	551,400	870,000	1,015,820		51,609	3,897,729
	2010	539,592	—		838,800	(5)	497,160	743,000	781,437		54,151	3,454,140

Scott A. Tozier	2012	418,750	—		436,524	(3)	290,000	100,000	—		145,642	1,390,916
Senior Vice President & CFO	2011	368,205	—		1,965,600	(4)	459,500	485,000	—		320,496	3,598,801

Karen G. Narwold	2012	384,750	—		662,048	(3)	250,000	91,000	—		109,640	1,497,438
Senior Vice President, General Counsel & Corporate Secretary	2011	368,760	—		336,960	(4)	211,370	400,000	—		65,399	1,382,489

Matthew K. Juneau	2012	315,000	—		589,294	(3)	194,000	75,000	311,862		61,224	1,546,380
Vice President, Polymer Solutions

Susan M. Kelliher	2012	289,199	100,000	(1)	589,926	(3)	180,180	82,000	—		474,653	1,715,958
Senior Vice President, Human Resources

(1)

Salary amounts include cash compensation earned by each named executive officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the Savings Plan and/or deferred at the election of the named executive officer into our deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers in fiscal year 2012, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” on page 62. Ms. Kelliher’s 2012 salary amount represents a partial year since Ms. Kelliher was hired on March 5, 2012. Ms. Kelliher’s salary on an annualized basis is $350,000. As part of Ms. Kelliher’s job offer agreement she received a sign on bonus in the amount of $100,000 in 2012 and will also receive an additional $50,000 in 2013 and an additional $50,000 in 2014. Also, Mr. Kissam’s 2011 salary above includes a lump sum of $58,333 paid to Mr. Kissam in February 2012, correcting an administrative error that caused his base pay to be understated by that same amount over the period of September 1, 2011 through December 31, 2011.

(2)

The amount represents the aggregate grant date fair value of stock or option award(s) recognized in the fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual cash value that will be recognized by the named executive officer when received. For assumptions for 2012 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 79 of the 2012 Annual Report. For assumptions for 2011 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 73 of our Annual Report for the fiscal year ended December 31, 2011. For assumptions for 2010 awards, please see Note 14 to our Consolidated Financial Statements beginning on page 68 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Information on individual equity awards granted to each of the named executive officers in fiscal year 2012 is set forth in the section entitled “Grants of Plan-Based Awards” on page 54.

(3)

Amounts for fiscal year 2012 include performance unit awards calculated at 100% of Target level. The maximum amount payable for Superior level performance on our 2012 performance unit award is 200% of Target level. The aggregate grant fair value at the Superior level of 200% for each of the named executive officers is: Mr. Kissam $3,637,700; Mr. Steitz $1,785,780; Mr. Tozier $873,048; Ms. Narwold $753,996; Mr. Juneau $608,488 and Ms. Kelliher $536,640. Also includes an April 2012 Restricted Stock Unit award granted to Ms. Kelliher of 5,100 shares with a grant date fair value of $321,606 assuming a price per share of $63.06, which represents the closing price of our Common Stock on the date of grant that is discounted for the non-payment of dividends. Also includes a December 2012 Restricted Stock Unit award granted to Ms. Narwold and Mr. Juneau of 5,000 shares each with a grant date fair value of $285,050 each assuming a price per share of $57.01, which represents the closing price of our Common Stock on the date of grant that is discounted for the non-payment of dividends.

(4)

Amounts for fiscal year 2011 include performance unit awards calculated at 100% of Target level. The maximum amount payable for Superior level performance on our 2011 performance unit award is 200% of Target level. The aggregate grant fair value at the Superior level of 200% for each of the named executive officers is: Mr. Kissam $2,134,080; Mr. Steitz $1,684,800; Mr. Tozier $1,123,200; and Ms. Narwold $673,920. Also includes a January 2011 Restricted Stock award granted to Mr. Tozier of 25,000 shares with a grant date fair value of $1,404,000 assuming a price per share of $56.16, which represents the closing price of our Common Stock on the date of grant.

(5)

Amounts for fiscal year 2010 include performance unit awards calculated at 100% of Target level. The maximum amount payable for Superior level performance on our 2010 performance unit award is 200% of Target level. The aggregate grant fair value at the Superior level of 200% for each of the named executive officers is: Mr. Kissam $1,677,600; and Mr. Steitz $1,677,600.

(6)

Includes the actuarial increases in the present values of the named executive officers’ benefits under our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. For a full description of the pension plan assumptions used by us for financial reporting purposes, see Note 17 to our Consolidated Financial Statements beginning on page 84 of the 2012 Annual Report.

(7)

The amount of the change in the actuarial present value of the accumulated pension benefit computed pursuant to Item 402(c)(2)(viii)(A) is negative ($814,898) for Mr. Steitz due to his termination from the Company on August 31, 2012. Mr. Steitz’s accrued benefits were re-calculated as of his termination date instead of the date he would have turned age 60 with the present value calculated as of his anticipated pay out date (July 1, 2013), please see section entitled “Retirement Benefits” on page 59.

(8)	All other compensation amounts include:

Name	Year	Company Contributions to 401K Account in Savings Plan	Company Contributions to Defined Contribution Retirement Benefit Account in Savings Plan		Company Contributions to Nonqualified Deferred Compensation Plan		Dividends Paid on Restricted Stock	Country Club Dues	Executive Physical Exam	Executive Supplemental LTD	Other		Total
Luther C. Kissam IV	2012	$12,500	$20,500	(a)	$81,688	(a)	$6,250	$—	$—	$1,784	$3,563	(c)	$126,285
	2011	12,250	—		20,979	(b)	15,666	7,697	3,300	1,784	10,260	(c)(g)	71,936
	2010	12,250	—		13,688		22,583	7,508	3,300	1,784	5,718	(h)	66,831

John M. Steitz	2012	12,500	—		6,983		6,250	—	—	1,311	77,078	(d)	104,122
	2011	12,250	—		16,075		15,666	3,310	2,341	1,967	—		51,609
	2010	12,250	—		14,730		22,583	—	2,621	1,967	—		54,151

Scott A. Tozier	2012	12,500	12,500		41,125		14,375	—	4,308	1,499	59,335	(c)(e)	145,642
	2011	12,250	12,250		12,321		12,375	—	3,773	749	266,778	(c)(f)	320,496

Karen G. Narwold	2012	12,500	12,500		33,475		6,750	—	3,906	1,837	38,672	(e)	109,640
	2011	12,250	12,250		18,126		9,525	—	4,661	918	7,669	(f)	65,399

Matthew K. Juneau	2012	12,500	20,500	(a)	24,120	(a)	—	—	2,650	1,454	—		61,224

Susan M. Kelliher	2012	12,500	12,500		3,920		—	—	—	520	345,213	(c)(e)	374,653

(a)

Amounts for Mr. Kissam and Mr. Juneau represent a one-time special employer contribution into the defined contribution pension benefit (“DCPB”) account which is part of our defined contribution Savings Plan ($20,500 and $20,500, respectively) and into the nonqualified Executive Deferred Compensation Plan (“EDCP”) ($54,188 and $20,870, respectively) for the amount of this contribution that exceeded the IRS limits. This one-time special employer contribution was made for active participants in the defined benefit pension plan as part of the defined benefit pension plan redesign. Please see “Retirement Benefits” on page 59 for further information.

(b)

Includes $18,063 based on amount reported in 2011 W2 plus an additional $2,916 for the amount of retroactive pay earned in 2011 but paid in 2012. Please see footnote 1 in the Summary Compensation Table for further information concerning the understatement of payment due to an administrative error.

(c)

Amounts represent personal financial consulting expenses paid by the Company on behalf of the named executive officers. The amount of expense paid in 2012 for Mr. Kissam ($3,563), and Mr. Tozier ($18,640) did not include any tax gross-ups. The amount of expense paid in 2012 for Ms. Kelliher ($18,182) included a $1,182 tax gross-up. The amount of expense paid in 2011 for Mr. Kissam ($2,841), and Mr. Tozier ($6,008) did not include any tax gross-ups.

(d)

Amount represents a nonqualified pension plan distribution from our Supplemental Executive Retirement Plan (“SERP”) pursuant to IRS requirements governing nonqualified deferred compensation that was made to cover the FICA tax liability of $45,630 along with an income tax gross-up and withholding of $31,448 to cover the federal and state taxes on the distribution due to his termination during the year even though Mr. Steitz’s SERP benefit is not payable in a lump sum until July 2013.

(e)

Includes relocation expenses for Mr. Tozier of $740 relating to storage costs, which includes $307 of tax gross-up pursuant to the Albemarle relocation policy; and $39,956 for non-taxable relocation expenses relating to moving household goods. Includes relocation expenses for Ms. Narwold of $38,672 relating to temporary living, which includes $16,049 of tax gross-up pursuant to the Albemarle relocation policy. Also includes relocation expenses for Ms. Kelliher of $302,693 relating to a loss on the sale of her home, storage costs, temporary living and relocation lump sum allowances, which includes $95,500 of tax gross-up pursuant to the Albemarle relocation policy; and $24,338 for non-taxable relocation expenses relating to moving household goods.

(f)

Includes relocation expenses for Mr. Tozier of $156,706 relating to a loss on the sale of his home, which includes $49,206 of tax gross-up pursuant to the Albemarle relocation policy; $97,911 relating to new home costs, storage costs, temporary living and relocation lump sum allowances, which includes $28,829 of tax gross-up pursuant to the Albemarle relocation policy; and $6,153 for non-taxable relocation expenses relating to moving household goods. Also includes relocation expenses for Ms. Narwold of $7,669 relating to temporary living, which includes $2,420 of tax gross-up pursuant to the Albemarle relocation policy.

(g)	Includes $7,419 for personal use of Company aircraft which did not include a tax gross-up.
(h)	Amount represents the amount paid by the Company to install and/or activate a security system in Mr. Kissam’s home.

Compensation Risk Assessment

As part of its oversight of the Company’s executive compensation program, the Executive Compensation Committee considers the impact of the Company’s executive compensation program and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Company reviews all of its employee, including non-executive, compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. At the Executive Compensation Committee’s direction, our Senior Vice President of Human Resources and her staff, together with our Chief Risk Officer and a member of our internal audit team, conducted a risk assessment of our compensation programs. This assessment included, but was not limited to, evaluation of each compensation program based on the following categories: (i) performance measures, (ii) funding, (iii) performance period, (iv) pay mix, (v) goal setting and leverage, and (vi) controls and processes.

The Executive Compensation Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that the balance of compensation elements discourages excessive risk taking. The Executive Compensation Committee therefore determined that the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on the Company. In its discussions, the Executive Compensation Committee considered the attributes of our programs, including:

•	the balance between annual and longer-term performance opportunities;

•	alignment of our programs with business strategies focused on long-term growth and sustained shareholder value;

•

dependence upon the achievement of specific corporate and individual performance goals that are objectively determined with verifiable results. These corporate goals include both financial and non-financial metrics (such as achievement of environmental, health and safety goals) and have pre-established threshold, target and maximum award limits;

•	the Executive Compensation Committee’s ability to consider non-financial and other qualitative performance factors in determining actual compensation payouts;

•	stock ownership guidelines that are reasonable and align executives’ interests with those of our shareholders; and

•

forfeiture and recoupment policy provisions in the 2008 Incentive Plan for cash and equity awards paid to named executive officers and other recipients in the event there is a restatement of incorrect financial results and upon the occurrence of certain specified events.

We have not entered into employment agreements with any of our named executive officers. For a description of the severance compensation arrangements we have with our named executive officers, please see “Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control” on page 63.

Grants of Plan-Based Awards

The 2008 Incentive Plan serves as the core program for the performance-based compensation components of our named executive officers’ total compensation. In early 2008, our shareholders approved the 2008 Incentive Plan, which defines the incentive arrangements for eligible participants and:

•

authorizes the granting of annual cash incentive awards, stock options, stock appreciation rights, performance shares, restricted stock, restricted stock units and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Committee;

•	provides for the enumeration of the business criteria on which an individual’s performance goals are to be based; and

•	establishes the maximum share grants or awards (or, in the case of incentive awards, the maximum compensation) that can be paid to a participant under the 2008 Incentive Plan.

With the exception of significant promotions and new hires, equity awards generally are made at the first meeting of the Executive Compensation Committee each year following the availability of the financial results for the prior year. The Executive Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental. Our last awards made to our named executive officers were made on January 31, 2011 for the 2011 LTI, February 24, 2012 for the 2012 LTI and February 22, 2013 for the 2013 LTI. These awards consisted of stock options and PSUs. The 2011 and 2012 awards of stock options vest ratably over the three years from the grant date whereas the 2013 awards of stock options has been lengthened to ratably vest on the third, fourth, and fifth anniversaries of the grant date. The awards of PSUs vest 50% at the time the Executive Compensation Committee determines the performance relative to the goals at the end of the two-year performance period and the remaining 50% vests on the following January 1st, three years after the beginning of the performance period. For additional information with respect to these awards, please see “Compensation Discussion and Analysis” beginning on page 32.

The following table presents information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2012.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Stocks or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Aggregate Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Max	Threshold	Target	Max
		($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($/Sh)	($)

Luther C. Kissam IV		$0	$800,000	$2,400,000
	2/24/2012				9,350	27,500	55,000						$1,818,850	(2)
	2/24/2012									59,000	(3)	$66.14	$1,180,000	(3)

John M. Steitz		$0	$0	$0
	2/24/2012				4,590	13,500	27,000						$892,890	(2)
	2/24/2012									29,000	(3)	$66.14	$580,000	(3)

Scott A. Tozier		$0	$255,000	$765,000
	2/24/2012				2,244	6,600	13,200						$436,524	(2)
	2/24/2012									14,500	(3)	$66.14	$290,000	(3)

Karen G. Narwold		$0	$233,000	$700,000
	2/24/2012				1,938	5,700	11,400						$376,998	(2)
	2/24/2012									12,500	(3)	$66.14	$250,000	(3)
	12/12/2012							5,000	(4)				$285,050	(4)

Matthew K. Juneau		$0	$192,000	$576,000
	2/24/2012				1,564	4,600	9,200						$304,244	(2)
	2/24/2012									9,700	(3)	$66.14	$194,000	(3)
	12/12/2012							5,000	(4)				$285,050	(4)

Susan M. Kelliher		$0	$210,000	$630,000
	3/5/2012				1,462	4,300	8,600						$268,320	(2)
	4/20/2012									9,100	(3)	$65.44	$180,180	(5)
	4/20/2012							5,100	(5)				$321,606	(5)

(1)

For additional information with respect to the annual cash incentive award plan and performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 32. Mr. Steitz resigned from the Company during 2012 and therefore will not receive any payouts under the non-equity incentive plan or equity incentive plan awards made to him in February 2012.

(2)

Reflects the full grant date fair market value of the performance unit award made February 24, 2012 (except March 5, 2012 for Ms. Kelliher) calculated at Target level that vests 50% in 2014 and 50% in 2015 if certain performance targets are met. Assumes a price per share of $66.14 (except $62.40 for Ms. Kelliher), which represents the closing price of our Common Stock as of the date of the grant. However, if the individual retires, becomes disabled, dies or is terminated by the Company without cause after year one of the measurement period (i.e., after 12/31/2012), then the individual could become vested only in 50% of the award based on the December 31, 2012 calculated metrics.

(3)

On February 24, 2012, the Executive Compensation Committee approved grants of 59,000, 29,000, 14,500, 12,500 and 9,700 options to Messrs. Kissam, Steitz, Tozier, Ms. Narwold and Mr. Juneau, respectively, under the 2008 Incentive Plan. Assumes a fair value per share of $20.00 under the Black Scholes fair value model. The exercise price of each stock option is $66.14, which represents the closing price of our Common Stock as of the date of the grants. The options will vest in three increments on the first, second and the third anniversaries of the date of grant, or February 24, 2013, 2014 and 2015. The expiration date of the options is ten years from date of grant. If the individual terminates his employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. As such, Mr. Steitz forfeited such award. However, if the individual retires, becomes disabled, or dies after the first anniversary of the grant date, then the individual will become vested in a pro-rata portion of the stock options at that time.

(4)

On December 12, 2012, the Executive Compensation Committee approved grants of 5,000 and 5,000 restricted stock units to Ms. Narwold and Mr. Juneau, under the 2008 Incentive Plan. The stock unit award grant assumes a price per share of $57.01 which represents the closing stock price of our Common Stock as of the date of grant that is discounted for non-payment of dividends. The stock unit award is payable 100% in our Common Stock on the third anniversary of the grant date, or December 12, 2015. The stock unit award converts 1 for 1 into shares of our Common Stock upon vesting. If the individual terminates her or his employment with us for any reason prior to the vesting of such award, the unvested award will be forfeited. However, if the individual becomes disabled or dies, then the award will vest on that date.

(5)

On April 20, 2012, the Executive Compensation Committee approved a grant of 9,100 stock options and 5,100 restricted stock units as part of Ms. Kelliher’s employment with the Company. Ms. Kelliher was hired on March 5, 2012. The grant date of her stock options and restricted stock units were based on the third day after the first quarter 2012 Earnings Release (with the Earning Release date being counted as day 1). The stock option grant assumes a fair value per share of $19.80 under the Black Scholes fair value model. The exercise price of each stock option is $62.40, which represents the closing price of our Common Stock as of the date of the grant. The options will vest in three increments on the first, second and the third anniversaries of the date of grant, or April 20, 2013, 2014 and 2015. The expiration date of the options is ten years from date of grant. If the Ms. Kelliher terminates her employment with us for any reason prior to the full vesting of such award, the unvested portions of such award will be forfeited. However, if Ms. Kelliher retires, becomes disabled, dies or is terminated by the Company without cause after the first anniversary of the grant date, then she will become vested in a pro-rata portion of the stock options at that time. The restricted stock units award will cliff vest on the third anniversary of the grant date, April 20, 2015. If Ms. Kelliher terminates her employment for any reason prior to the full vesting of such award, then the unvested portions of such award will be forfeited. However, if Ms. Kelliher dies or becomes disabled, then all shares of the restricted stock unit that are not then vested shall become vested as of the date of her death or of her becoming disabled.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information concerning the number and value of unexercised options, non-vested stock (including restricted stock, restricted stock units or performance units) and incentive plan awards for the named executive officers outstanding as of the end of the fiscal year ended December 31, 2012.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Luther C. Kissam IV	100,000		4/1/2009	$22.45	31-Mar-19
	24,000	12,000	3/12/2010	$41.94	11-Mar-20
	13,334	26,666	1/31/2011	$56.16	30-Jan-21
		59,000	2/24/2012	$66.14	23-Feb-22
										20,000	(3)	$1,242,400	(3)
										38,000	(4)	$2,360,560	(4)
										9,350	(5)	$580,822	(5)
John M. Steitz (10)

Scott A. Tozier		25,000	1/31/2011	$56.16	30-Jan-21
		14,500	2/24/2012	$66.14	23-Feb-22
						16,666	(6)	$1,035,292	(6)
										20,000	(4)	$1,242,400	(4)
										2,244	(5)	$139,397	(5)
Karen G. Narwold		30,000	9/13/2010	$42.13	12-Sep-20
	3,834	7,666	1/31/2011	$56.16	30-Jan-21
		12,500	2/24/2012	$66.14	23-Feb-22
						5,000	(7)	$310,600	(7)
						5,000	(8)	$310,600	(8)
										12,000	(4)	$745,440	(4)
										1,938	(5)	$120,389	(5)
Matthew K. Juneau	8,000	4,000	3/12/2010	$41.94	11-Mar-20
	3,467	6,933	1/31/2011	$56.16	30-Jan-21
		9,700	2/24/2012	$66.14	23-Feb-22
						5,000	(8)	$310,600	(8)
										6,500	(3)	$403,780	(3)
										10,200	(4)	$633,624	(4)
										1,564	(5)	$97,156	(5)
Susan M. Kelliher		9,100	4/20/2012	$65.44	19-Apr-22
						5,100	(9)	$316,812	(9)
										1,462	(5)	$90,819	(5)

(1)	The vesting dates for the stock options outstanding are as follows per option grant date:

4/1/2009	cliff vested on third anniversary of grant date, or April 1, 2012;

3/12/2010	vests in three increments on the first, second and third anniversaries of the date of grant, or March 12, 2011, 2012 and 2013;

9/13/2010	cliff vests on third anniversary of grant date, or September 13, 2013;

1/31/2011	vests in three increments on the first, second and third anniversaries of the date of grant, or January 31, 2012, 2013 and 2014 (except for Mr. Tozier’s stock option award which cliff vests on third anniversary of grant date, or January 31, 2014);

2/24/2012	vests in three increments on the first, second and third anniversaries of the date of grant, or February 24, 2013, 2014 and 2015;

4/20/2012	vests in three increments on the first, second and third anniversaries of the date of grant, or April 20, 2013, 2014 and 2015;

(2)	Based on the closing price per share of Common Stock on December 31, 2012, which was $62.12.
(3)

Reflects the remaining 50% of the performance unit award grant in 2010 that vested 50% in 2012 with the remaining 50% vesting on January 1, 2013. The award was earned at a 200% Superior level (the maximum amount). The performance unit award converts 1-for-1 into shares of our Common Stock upon vesting. For further information on the performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 32.

(4)

Reflects a performance unit award grant in 2011 that if earned will vest 50% in 2013 with the remaining 50% vesting on January 1, 2014. Assumes 100% vesting of the award, at a 200% Superior level (the maximum amount). The performance unit award converts 1-for-1 into shares of our Common Stock upon vesting. For further information on the performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 32.

(5)

Reflects a performance unit award grant in 2012 that if earned will vest 50% in 2014 with the remaining 50% vesting on January 1, 2015. Assumes 100% vesting of the award, at a 34% Threshold level. The performance unit award converts 1-for-1 into shares of our Common Stock upon vesting. For further information on the performance unit awards, please see “Compensation Discussion and Analysis” beginning on page 32.

(6)

Reflects two-thirds of the 25,000 shares of restricted stock granted on January 31, 2011 that vests in three equal increments as of the first, second and third anniversaries of the date of grant, or January 31, 2012, 2013 and 2014, respectively. Dividends are paid on these shares of restricted stock.

(7)

Reflects one-third of the 15,000 shares of restricted stock granted on September 13, 2010 (amended December 7, 2011), that vest in three increments which are as of December 9, 2011, September 13, 2012 and September 13, 2013. Dividends are paid on these shares of restricted stock.

(8)

Reflects a grant of 5,000 shares of restricted stock units granted on December 12, 2012 that cliff vests on the third anniversary of the date of grant, December 12, 2015. The restricted stock unit awards convert 1-for-1 into shares of our Common Stock upon vesting.

(9)

Reflects a grant of 5,100 shares of restricted stock units granted on April 20, 2012 that cliff vests on the third anniversary of the date of grant, April 20, 2015. The restricted stock unit awards convert 1-for-1 into shares of our Common Stock upon vesting.

(10)	Mr. Steitz terminated from the Company in August 2012. As of December 31, 2012, he had no outstanding equity awards.

Option Exercises and Stock Vested

The following table presents information concerning the exercise of stock options and the vesting of stock (including restricted stock, restricted stock units or performance units) for the named executive officers during the fiscal year ended December 31, 2012.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Luther C. Kissam IV	—	$—		16,666	$1,050,458	(3)
				12,000	767,040	(4)
				20,000	1,322,800	(5)
John M. Steitz	134,000	3,957,594	(1)	16,666	1,050,458	(3)
				12,000	767,040	(4)
				20,000	1,322,800	(5)
Scott A. Tozier	—	—		8,334	528,542	(6)
Karen G. Narwold	—	—		5,000	273,400	(7)
Matthew K. Juneau	40,000	1,642,451	(2)	6,500	429,910	(5)
Susan M. Kelliher	—	—		—	—

(1)

On August 22, 2012, Mr. Steitz exercised and sold options for (i) 100,000 shares of Common Stock at grant price of $22.4500 and a sales price of $57.9907; (ii) 24,000 shares of Common Stock at grant price of $41.9400 and a sales price of $57.9907; (iii) 10,000 shares of Common Stock at grant price of $56.1600 and a sales price of $57.9907.

(2)

On April 20, 2012, Mr. Juneau exercised and sold options for (i)10,000 shares of Common Stock at grant price of $22.4500 and a sales price of $63.4735; (ii)10,000 shares of Common Stock at grant price of $22.4500 and a sales price of $63.6032; (iii)10,000 shares of Common Stock at grant price of $22.4500 and a sales price of $63.4560; (iv)10,000 shares of Common Stock at grant price of $22.4500 and a sales price of $63.5124.

(3)

Reflects the vesting of third increment of 16,666 shares out of a total 50,000 shares of restricted stock granted on April 10, 2007, that vest in three equal increments as of the third, fourth and fifth anniversaries as of the grant, April 10, 2010, 2011 and 2012, respectively, and for purposes of calculating the value realized on vesting using a value of $63.03 per share, which was the closing price of our Common Stock on the NYSE on April 9, 2012.

(4)

Reflects the vesting of a restricted stock unit award equivalent to 12,000 shares granted on April 1, 2009, that vested on the third anniversary of the grant, April 1, 2012, and for purposes of calculating the value realized on vesting using a value of $63.92 per share, which was the closing price of our Common Stock on the NYSE on March 30, 2012.

(5)

Reflects a performance unit award grant in 2010 that vested on February 24, 2012, and for purposes of calculating the value realized on vesting using a value of $66.14 per share, which was the closing price of our Common Stock on the NYSE on February 24, 2012 which represented 50% of the award with the remaining 50% vesting on January 1, 2013 based on meeting certain performance targets.

(6)

Reflects the vesting of first increment of 8,334 shares out of a total 25,000 shares of restricted stock granted on January 31, 2011 that vests in three equal increments as of the first, second and third anniversaries of the date of grant, or January 31, 2012, 2013 and 2014, respectively. The amount shown is using a value of $63.42 per share, which was the closing price of our Common Stock on the NYSE on January 30, 2012.

(7)

Reflects the vesting of second increment of 5,000 shares out of a total 15,000 shares of restricted stock granted on September 13, 2010 (amended on December 7, 2011) that vests in three increments as of December 9, 2011, September 13, 2012 and September 13, 2013, respectively. The amount shown is using a value of $54.68 per share, which was the closing price of our Common Stock on the NYSE on September 12, 2012.

Retirement Benefits

Pension Benefits Table

In 2004, we implemented a new defined contribution retirement pension benefit (“DCPB”) in the Albemarle Corporation Savings Plan (“Savings Plan”) for all non-represented employees hired on or after April 1, 2004. Non-represented employees hired prior to that date have continued to participate in our defined benefit pension plan.

On October 1, 2012, the Board of Directors approved an amendment to our retirement plans to freeze accrued benefits in the Albemarle Corporation Pension plan (“Pension Plan”) and Albemarle Corporation Supplemental Executive Retirement Plan (“SERP”) effective December 31, 2014, and to provide for non-represented employees hired before April 1, 2004 who are participants in the Pension Plan to (i) become eligible for the DCPB in the Savings Plan effective January 1, 2013, and (ii) receive a one-time employer discretionary contribution in the Savings Plan in December 2012. In addition, the Board of Directors also authorized application of a higher benefit formula for calculating accrued benefits in 2013 and 2014 only, as well as including an offset factor that would be applied to accrued benefits earned in 2013 and 2014.

The following table presents information concerning the Pension Plan and the SERP. The Pension Plan provides for payments or other benefits to our named executive officers at, following, or in connection with retirement. To the extent benefits under the Pension Plan exceed limits imposed under applicable provisions of the Code, they will be paid under the SERP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(4)	Payments During Last Fiscal Year ($)
Luther C. Kissam IV	Pension Plan	9.3325	$284,227	$—
	SERP(3)	9.2500	$4,264,527	$—
John M. Steitz	Pension Plan	12.1892	$472,855	$—
	SERP(3)	12.0833	$3,135,433	$77,078	(5)
Scott A. Tozier	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
Karen G. Narwold	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A
Matthew K. Juneau	Pension Plan	30.6650	$1,090,566	$—
	SERP(3)	30.6650	$810,083	$—
Susan M. Kelliher	Pension Plan	N/A	N/A	N/A
	SERP	N/A	N/A	N/A

(1)

The differences in service between the Pension Plan and the SERP are generally due to rounding differences. The qualified plan bases credited service on hours worked during the year, whereas the SERP bases credited service on the completed years and months of employment.

(2)

For the Pension Plan, pension earnings are limited by the 401(a)(17) pay limit. A temporary supplemental early retirement allowance of $5 per month per year of service is payable from the Pension Plan for participants who retire at age 60 with at least 15 years of service. SERP pay for benefits includes 100% of cash incentive bonuses paid during the year.

(3)	All named individuals are vested in their SERP benefits.
(4)

The present value of accumulated benefits including supplements, if any, is based on the actuarial present value of benefits payable at age 60, the earliest age at which unreduced benefits are payable, with an exception for Mr. Steitz’s calculation which is based on the actuarial present value of benefits payable as of his anticipated pay-out date of July 1, 2013 due to his termination in 2012. The following assumptions were used to determine the above present values:

•	discount rates of 4.10% and 4.60% as of December 31, 2012 and 2011, respectively;

•	the Pension Plan and SERP accrued benefit freeze date of December 31, 2014;

•	payment form of a life annuity with a 60-month guarantee of payments from the qualified Pension Plan, and a lump sum from the SERP;

•	mortality based on the RP2000 combined healthy table with mortality improvements projected to 2013 and RP2013 annuitant combined healthy PPA table as of December 31, 2012 and 2011, respectively; and

•	except for Mr. Steitz’s values, no termination, withdrawal, disability or death is assumed before retirement age.

(5)

Amount represents distribution pursuant to IRS requirements governing nonqualified deferred compensation that was made to cover the FICA tax liability of $45,630 along with an income tax gross-up and withholding of $31,448 to cover the federal and state taxes on the distribution due to his termination during the year even though Mr. Steitz’s SERP benefit is not payable in a lump sum until July 2013. This distribution was not included in calculating the present value of accumulated benefits.

The benefit formula under the Pension Plan is based on the participant’s final average earnings, which are defined as the average of the highest three consecutive calendar years’ earnings (base pay plus 50% of incentive awards paid in any fiscal year) during the ten consecutive calendar years immediately preceding the date of determination. However, for participants who retire on or after December 31, 2012 but before December 31, 2013, final average earnings shall be determined as of December 31, 2012, and for participants who retire on or after December 31, 2013 but before December 31, 2014, final average earnings shall be determined as of December 31, 2013, and for participants who retire on or after December 31, 2014, the final average earnings shall be determined as of December 31, 2014. Benefits under the Pension Plan are computed on the basis of a life annuity with 60 months of guaranteed payments. The benefits listed in the above compensation table (other than short service benefits under the SERP) are not subject to deduction for Social Security or other offset payments.

Supplemental Executive Retirement Plan. The SERP is a nonqualified defined benefit pension plan that provides eligible individuals the difference between the benefits they would actually accrue under the qualified Pension Plan but for the maximum benefit and compensation limitations under the qualified plan and deferrals of their compensation under our Executive Deferred Compensation Plan, and the benefits they actually accrue under the qualified Pension Plan. SERP benefits are paid in a lump sum on the later of (i) age 55 (65 if the employee has not completed at least ten years of service with us) and (ii) the employee’s separation from service (except that for key employees, as defined under relevant law, not earlier than six months after the employee’s separation from service).

In addition to the retirement benefits provided under the Pension Plan and the SERP, which are reflected in the table above, certain key employees may be granted special pension benefits equal to 4% of the employee’s average pay over the highest three consecutive years of service before the determination date, multiplied by the number of years of service up to 15 years, net of certain other benefits (including amounts received under the qualified and nonqualified plans and Social Security); these benefits vest only after the employee has completed five years of service with us and are paid on the later of (i) age 55 (65 if the employee has not completed at least ten years of service with us) and (ii) the employee’s separation from service (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service). All such benefits shall be paid in one lump sum payment. These benefits have been granted to Messrs. Kissam and Steitz. All benefits under the SERP will be immediately paid (except that for key employees as defined under relevant law, not earlier than six months after the employee’s separation from service) if, within 24 months following a change in control, a participant’s employment is terminated.

The SERP is administered by our Employee Relations Committee, which consists of employees appointed by the CEO. The Board or the Executive Compensation Committee of the Board may generally amend or terminate the SERP at any time. Certain amendments to the SERP may also be approved by the Employee Relations Committee.

In 2005, we amended and restated the SERP. Some of the amendments to the SERP were made to ensure compliance with Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004 (“Code Section 409A”), which imposes new restrictions and requirements that must be satisfied in order to assure the deferred taxation of benefits as intended by the SERP. In 2012, the Board of Directors further amended the SERP (i) to remove the current provisions for freezing Final Average Compensation (as defined in the SERP) on and after December 31, 2012, and (ii) to freeze all benefits under the SERP as of December 31, 2014, which is consistent with the changes under our qualified Pension Plan.

Nonqualified Deferred Compensation

Executive Deferred Compensation Plan. Company contributions that cannot be made under our qualified Savings Plan because of limitations under the Code are credited under our Executive Deferred Compensation Plan (the “EDCP”). In addition to these Savings Plan’s make-up contributions, an EDCP participant may elect to defer up to 50% of base salary and/or 100% of each cash incentive award paid in a year. Such amounts are deferred and will be paid at specified payment dates or upon retirement or other termination of employment. For eligible employees hired after March 31, 2004, the EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year. The 5% supplemental benefit increases to a 6% supplemental benefit commencing with the year that includes an employee’s 10th anniversary of employment and to 7% for the year that includes the 20th anniversary of employment. However, effective January 1, 2013, the EDCP will provide for only a supplemental benefit of 5% of compensation in excess of the amounts that may be recognized under the tax-qualified Savings Plan for all non-represented eligible employees.

Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the Plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.

The EDCP is administered by our Employee Relations Committee, which consists of employees appointed by the CEO. The Executive Compensation Committee of the Board may generally amend or terminate the EDCP at any time. Certain amendments to the EDCP may also be approved by the Employee Relations Committee.

The following table presents information concerning our named executive officers’ benefits under the EDCP.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)(2)	Company Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Luther C. Kissam IV	$—	$—	$1,429	$—	$183,365
John M. Steitz	—	—	6,446	—	442,477
Scott A. Tozier	10,625	6,160	705	—	23,298
Karen G. Narwold	—	11,938	39	—	17,995
Matthew K. Juneau	58,500	—	10,012	—	278,528
Susan M. Kelliher	—	—	—	—	—

(1)	Amounts reflected are based on activities recorded by Merrill Lynch, the plan’s trustee, as of December 31, 2012.

(2)	All amounts are reported as compensation to the named executive officers in the Summary Compensation Table.
(3)	Contributions made in 2012 relate to fiscal year 2011.
(4)

Ending balances include phantom stock contributions made in 2012 for fiscal year 2011 of the following amounts: Mr. Kissam: $20,979; Mr. Steitz: $16,075; Mr. Tozier: $6,160; Ms. Narwold: $6,188; and Mr. Juneau $2,500.

(5)

Executive Contributions included in aggregate balance that are reported as compensation to the named executive officers in the Summary Compensation Table in 2011 and 2010 are as follows: Mr. Kissam: $0 (2011) and $0 (2010); Mr. Steitz: $40,425 (2011) and $34,375 (2010); Mr. Tozier: $0 (2011) and N/A (2010); Ms. Narwold: $0 (2011) and $0 (2010); Mr. Juneau: N/A (2011) and N/A (2010); and Ms. Kelliher: N/A (2011) and N/A (2010).

Agreements with Executive Officers and Other Potential Payments Upon Termination or a Change in Control

In December 2006, we adopted the Albemarle Corporation Severance Pay Plan (“SPP”). In 2008, the Executive Compensation Committee also approved and adopted revisions to the SPP. These revisions to the SPP included (i) expanding participation to include all United States-based AIP participants, including those on expatriate assignments outside of the United States; (ii) requiring all covered participants in both the SPP and those who have severance compensation agreements to sign non-competition agreements; (iii) providing for severance pay to each named executive officer upon termination other than for cause (which may include a named executive officer’s “Resignation for Good Reason” (as that term is defined in the SPP)), prior to a change in control; and (iv) increasing the severance pay level for each of the named executive officers then working for the Company (other than Mr. Tozier, Ms. Narwold, Ms. Kelliher and Mr. Juneau) to 1.5 times the amount of his annual base salary in effect prior to the termination of employment plus target cash bonus for the year.

The SPP provides for severance payments to certain of our employees upon either (i) a termination of employment without cause in the absence of a change in control, by reason of the elimination of the employee’s position or a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two or more individuals, subject to certain exceptions, or (ii) a termination of employment by us without cause or if the employee elects not to relocate if requested to do so following a change in control. For purposes of the SPP, change in control has substantially the same meaning as in the severance compensation agreements. Severance payments under the SPP consist of (i) with respect to payments triggered in the absence of a change in control, 1.0 times the sum of (x) one year of the employee’s base salary in effect at the time of termination and (y) the target cash incentive award for the employee for the most recent year in which the employee participated in an annual bonus program and (ii) with respect to payments triggered following a change in control, the sum of (x) the greater of the employee’s base salary prior to the date of termination and the employee’s base salary prior to the change in control and (y) the greater of the amount of the employee’s actual cash incentive award for the year preceding the date on which the change in control occurs and the employee’s target cash incentive award for the year in which the change in control occurs.

For Mr. Kissam, the SPP provides severance payments upon a termination of employment without cause in the absence of a change in control by reason of (i) the elimination of his position, (ii) a change to our organizational structure that results in a redesign of work processes and individual responsibilities affecting two or more individuals or (iii) for any other reason other than cause, which includes Good Reason for Resignation (as defined in the SPP). Good Reason for Resignation is defined in the SPP to mean: (i) a material diminution in base compensation, (ii) a material diminution in authority, duties or responsibilities, (iii) a material diminution in the budget over which such named executive officer retains authority, (iv) a material change in the geographic location at which services are performed or (v) any other action or inaction that constitutes a material breach by us of any written employment arrangement between such named executive officer and us.

Severance payments under the SPP for each of our named executive officers in the absence of a change in control will be paid in a lump sum and consist of 1.5 times (1.0 time for Mr. Tozier, Ms. Narwold,

Ms. Kelliher and Mr. Juneau) the sum of (i) one year of the employee’s base salary in effect at the time of termination and (ii) the target cash incentive award for the employee for the most recent year in which the employee participated in an annual bonus program.

For Mr. Kissam, Mr. Tozier, Ms. Narwold, Ms. Kelliher and Mr. Juneau, who are each a party to a severance compensation agreement as discussed below, they are only eligible to receive payments under the SPP if their employment is terminated absent a change in control. If their employment is terminated in the event of a change of control, they are eligible to receive severance payments under their severance compensation agreements, but not the SPP. For additional information with respect to these arrangements, please see “Compensation Discussion and Analysis” beginning on page 32.

The term of the SPP is indefinite, but it may be amended or ended at any time in the absence of a change in control; after any such change in control, no amendment or termination will be effective with respect to any employee unless such employee consents. The SPP expires two years after the date of any change in control.

The estimated payments and benefits for each named executive officer still employed by the Company due to an employment termination without cause absent a change in control, assuming the triggering event took place on December 31, 2012, would be approximately as follows:

	Luther C. Kissam IV	Scott A. Tozier	Karen G. Narwold	Matthew K. Juneau	Susan M. Kelliher

Estimated payments	$2,000,000	$680,000	$621,000	$512,000	$560,000

In December 2006, we approved a severance compensation program for certain of our executive officers, pursuant to which we entered into a severance compensation agreement with Mr. Kissam. The severance compensation agreement replaced compensation arrangements with Mr. Kissam that contained severance and change in control provisions.

On September 30, 2008, the Executive Compensation Committee approved and adopted revisions to the severance compensation program. These revisions included adding provisions in order to comply with Code Section 409A that, among other things, require a six-month delay in certain payments to participants following a termination of employment, and adding provisions to reflect changes in nonqualified pension plan participation for covered executives hired after 2004.

In December 2011, we entered into severance compensation agreements with Mr. Tozier and Ms. Narwold who joined the Company on January 31, 2011 and September 13, 2010, respectively.

In December 2012, we entered into severance compensation agreements with Ms. Kelliher who joined the Company on March 5, 2012 and Mr. Juneau who has been with the Company since June 7, 1982. With these additions, we have a total of eleven executives who have severance compensation agreements as of December 31, 2012.

The severance compensation agreements provide that, in the event of a change in control (as defined in the severance compensation agreements), upon termination of employment by us other than for cause (as defined in the severance compensation agreements), upon death after the execution of a definitive agreement which results in a change in control or upon good reason for resignation (as defined in the severance compensation agreements), the executive will be entitled to (i) base salary and vacation pay accrued through the termination date, for the year in which the termination occurs, (ii) accrued annual cash incentive award, (iii) a lump sum severance payment further described below, (iv) vesting of any outstanding but unvested stock options and restricted stock, (v) payment of earned but not yet vested performance units, (vi) payment of a portion of unearned and unvested performance units based on the greater of (A) the target number of performance units granted and (B) a number of performance units based on actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period, (vii) the elimination of certain offsets for the short service benefits under our SERP, (viii) other insurance and financial and outplacement counseling benefits and (ix) other than for Mr. Tozier, Ms. Narwold, Ms. Kellier and Mr. Juneau who are not eligible to receive such payments, tax gross-up payments for any excise taxes imposed on the executive in connection with payments made under the relevant severance compensation agreement, not to exceed $3 million with respect to Mr. Kissam. The special benefits listed in items (iv), (v) and (vi) would generally apply in the event of a change in control regardless of whether there is also a termination of employment.

The severance payments referenced in clause (iii) of the previous paragraph consist of the product of (x) the lesser of (a) two and (b) the product of two and a fraction (not less than one) where the numerator is the number of days from the termination date until the executive’s anticipated normal retirement date (defined in accordance with our pension plan), and the denominator is 730; multiplied by (y) the sum of (a) the greater of the executive’s annual base salary immediately prior to termination and immediately prior to a change in control and (b) the greater of the amount of the executive’s target cash incentive award in place immediately before the change in control, and the amount of the executive’s target cash incentive award in place immediately before their date of termination except for Mr. Kissam, where it is the greater of the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control and the amount of the executive’s target cash incentive award for the year in which the change in control occurs. The severance amounts are subject to reduction if the severance payments exceed certain Code limits by up to $100,000, except for Mr. Tozier, Ms. Narwold, Ms. Kelliher, and Mr. Juneau whose severance payments are subject to reduction if the net amount received by them would be greater than if such reductions were not to occur because of the imposition of an excise tax in the absence of such reduction.

The severance compensation agreements provide that upon retirement or death absent an executed agreement resulting in a change in control, the executive will receive benefits in accordance with our pension plans and insurance program. If an executive is terminated for cause or voluntarily quits other than for good reason (as defined in the severance compensation agreements), then the executive is entitled to receive his salary and benefits accrued through the date of termination in a lump sum payment. If an executive is terminated due to disability, then the executive is entitled to receive the greater of the benefits determined in accordance with our pension plans and insurance program in effect immediately prior to a change in control and those in effect at the time the benefits are paid.

The severance compensation agreement contains a one-year non-competition agreement for which the executive will receive consideration equal to the greater of the executive’s annual base salary which was payable immediately prior to termination and immediately prior to a change in control plus the amount of the executive’s actual annual cash incentive award for the year preceding the date of the change in control. The severance payment will also be offset by the payment to the executive for the non-competition agreement.

The term of the severance compensation agreements ended December 31st, of the year in which we entered into the agreement, subject to automatic one-year term extensions unless either the Executive Compensation Committee or the executive notifies the other of the desire not to extend.

For purposes of the severance compensation agreements and the SPP, “change in control” means the occurrence of any of the following events:

•

any person or group, as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, directly or indirectly, the beneficial owner of 20% or more of the combined voting power of the then outstanding voting securities (other than as a result of an issuance of securities approved by continuing directors (as defined below), or open market purchases approved by continuing directors at the time the purchases are made); provided, however, in the event such person or group becomes the beneficial owner of 20% or more, and less than 30%, of such voting securities, the Directors who are continuing directors determine by a vote of at least two-thirds of the continuing directors that such event does not constitute a change in control,

•

as a result of a reorganization, merger, share exchange or consolidation (each, a business combination), contested election of Directors or a combination of any such items, the continuing directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s) or

•

our shareholders approve a business combination, subject to an exception where all or substantially all of the beneficial owners of our outstanding voting securities immediately prior to such business combination own more than 60% (and no one person owns more than 30%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors resulting from the business combination in substantially the same proportions as immediately prior to such business combination, and at least a majority of the directors after the business combination are continuing directors.

For purposes of the severance compensation agreements and the SPP, “continuing directors” means any member of our Board of Directors, while a member of that Board of Directors, and (i) who was a member of our Board of Directors prior to December 15, 2006 for the severance compensation agreements (or December 7, 2011 for severance compensation agreements executed in December 2011 or later) and December 13, 2007 for the SPP or (ii) whose subsequent nomination for election or election to our Board of Directors was recommended or approved by a majority of the continuing directors.

In the event of the hypothetical occurrence of both (i) a change in control and (ii) a concurrent termination of a named executive officer in accordance with such named executive officer’s severance compensation agreement and assuming these events took place on December 31, 2012, and the price per share of our Common Stock is $62.12 per share, the closing market price as of that date, each named executive officer still employed by the Company would be entitled to the following estimated payments and accelerated vesting:

	Luther C. Kissam IV	Scott A. Tozier	Karen G. Narwold	Matthew K. Juneau	Susan M. Kelliher
Lump sum severance payment(1)	$2,060,000	$450,000	$454,000	$394,000	$770,000
Tax gross-up(2)	—	N/A	N/A	N/A	N/A
Accelerated value(s) of equity compensation(3)	401,089	1,184,292	1,266,589	432,641	316,812
Accelerated value(s) for performance units(4)	5,311,260	1,652,392	1,099,524	1,323,156	267,116
Elimination of offsets under SERP	181,062	N/A	N/A	—	N/A
Counseling and other insurance benefits(5)	57,854	64,850	64,850	64,850	50,000
Non-competition agreement(6)	2,060,000	910,000	788,000	630,000	350,000

Total	10,071,265	4,261,534	3,672,963	2,844,647	1,753,928

(1)

As described above, upon termination following a change in control the named executive officer would be entitled to a lump sum severance payment equal to two times his or her annual base compensation and target annual variable compensation (except for Mr. Kissam, who is entitled to a lump sum severance payment equal to two times his annual base compensation and the higher of actual annual variable compensation or target annual variable compensation) reduced by the amount of the non-competition payment, as described above. The amount shown in the table is the final amount, which has already been lowered by the amount of the non-competition payment, also shown in the table.
(2)	Gross-up of excise tax, which is only applicable to Mr. Kissam, is subject to a maximum payment, as described above.
(3)	Upon a change in control, all unvested stock options and restricted stock held by a participant under our incentive compensation programs will immediately vest and be non-forfeitable.
(4)	Upon a change in control,

(i)	any performance units which have been earned but not yet vested, will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;

(ii)	that portion of the unearned performance units described in clause (iii) below will become vested and non-forfeitable and paid to the named executive officer on the date of the change in control;

(iii)	the number of performance units to be vested and paid in accordance with clause (ii) above will equal the greater of:

(A)	the target number of performance units granted to a named executive officer; and

(B)	a number of performance units based on our actual performance against the performance criteria for the performance units for that portion of the performance period elapsed up to the end of the most recently completed calendar quarter prior to the date of the change in control and based on target performance during the balance of such performance period.

With respect to the performance units, the award date and the measurement period for the 2011 and 2012 unearned performance units grants, respectively, have not yet concluded. However, the 2011 unearned performance unit grant metrics were measured at 200% of the Target levels and the 2012 unearned performance unit grant metrics were measured at 100% of the Target levels at December 31, 2012. Please see “Compensation Discussion and Analysis” beginning on page 32 for further information concerning the 2011 and 2012 Performance Unit Awards.

(5)

This amount includes outplacement counseling not to exceed $25,000, financial counseling not to exceed $25,000 ($10,000 for Mr. Kissam). For Mr. Kissam, the value of the continuation of medical benefits is for two years following termination. For Mr. Tozier, Ms. Narwold and Mr. Juneau, the value of the continuation of medical benefits is for 18 months following termination. Ms. Kelliher currently does not participant in the Company’s medical plan and therefore would not be eligible for the value of the continuation of medical benefits for 18 months following termination.

(6)

The executive will receive a lump sum non-competition payment at termination of employment in return for an agreement not to compete for a one-year period following termination of employment as described above.

Equity Compensation Plan Information

The following table presents information as of December 31, 2012, with respect to compensation plans under which shares of our Common Stock are authorized for issuance.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(3)
Equity Compensation Plans Approved by Shareholders
2003 Incentive Plan	51,225		$17.80	—	(4)
2008 Incentive Plan	1,763,225	(5)	$45.89	4,207,621
2008 Directors Stock Plan(6)	—		—	39,725
Equity Compensation Plans Not Approved by Shareholders(7)	—		—	—

Total	1,814,450		$45.09	4,247,346

(1)	There are no outstanding warrants or rights. Does not include restricted stock.
(2)	These amounts do not include shares of restricted stock.
(3)	Amounts exclude any securities to be issued upon exercise of outstanding options.
(4)

As permitted under the terms of the Albemarle Corporation 2003 Incentive Plan, we approved an amendment to the Albemarle Corporation 2003 Incentive Plan effective April 30, 2008 canceling all authorized shares remaining for future grants or awards.

(5)

Amount includes 118,800 units and 141,700 units from the 2011 and 2012 Performance Unit Awards at Target levels, respectively. Also includes 103,600 units remaining from the 2010 Performance Unit Awards that have been earned but will not vest until 2013.

(6)

The 2008 Stock Compensation Plan for Non-Employee Directors (“Directors Stock Plan”) provides for the grant of shares of stock to each of our non-employee Directors. The maximum aggregate number of shares of Common Stock that may be issued under the 2008 Directors Stock Plan is 100,000 shares.

(7)	We do not have any equity compensation plans that have not been approved by shareholders.

PROPOSAL 4 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

General Information

Shareholders have an opportunity to cast an advisory vote on compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, commonly known as “Say on Pay,” gives shareholders the opportunity to approve, reject or abstain from voting on the proposed resolution regarding our fiscal year 2012 executive compensation program. At our 2012 Annual Meeting, a majority of our shareholders voted to annually advise us on a Say on Pay proposal, and the Board of Directors determined that the Company will hold an annual shareholder advisory vote on executive compensation. This non-binding, advisory vote on the frequency of Say on Pay must be held at least every six years.

Our compensation philosophy policies are comprehensively described in the Compensation Discussion and Analysis and the Compensation of Executive Officers sections, and the accompanying tables (including all footnotes) and narrative, beginning on page 32 of this Proxy Statement. The Executive Compensation Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained shareholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2012, the Executive Compensation Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk taking.

The Executive Compensation Committee values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate. The approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. However, neither the approval nor the disapproval of this resolution will be binding on the Board of Directors or us nor construed as overruling a decision by the Board of Directors or us. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board of Directors or us.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS:

“RESOLVED, that the Company’s shareholders APPROVE, on an non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

SHAREHOLDER PROPOSALS

Under applicable regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2014 Annual Meeting must present such proposal to our Secretary at our principal office at 451 Florida Street, Baton Rouge, Louisiana 70801, not later than 120 calendar days before March 28, 2014 (unless the date of the 2014 Annual Meeting is changed by more than 30 days from the one year anniversary date of the 2013 Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials), in order for the proposal to be considered for inclusion in our 2014 Proxy Statement. We anticipate holding the 2014 Annual Meeting on Wednesday, May 13, 2014.

Our Bylaws provide that a shareholder entitled to vote for the election of Directors that wishes to bring a proposal to be acted upon at an annual meeting of shareholders or wishes to nominate persons for election to the Board of Directors may do so by delivering written notice to our Secretary. Such notice generally must be delivered not later than the close of business on the ninetieth day, nor earlier than the close of business on the one-hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting. With respect to an election to be held at a special meeting of shareholders, such notice must be delivered not earlier than the close of business on the one-hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting.

In order for a shareholder to bring other business before a shareholder meeting, we must receive timely notice within the time limits described above. As to each matter, the shareholder’s notice must contain:

•	a brief description of the business desired to be brought before the meeting;

•

the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;

•	any material interest in such business of such shareholder and for the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

The requirements found in our Bylaws are separate from, and in addition to, the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and the 2012 Annual Report are available on our Internet website at http://www.albemarle.com/Investors/Financials/Annual-Reports. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing us at Investor Relations, Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801 or by telephoning 225.388.8011.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Investor Relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the 2012 Annual Report by contacting our Investor Relations department as described above. Beneficial owners with the same address who receive more than one Proxy Statement and the 2012 Annual Report may request delivery of a single Proxy Statement and the 2012 Annual Report by contacting our Investor Relations department as described above.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Karen G. Narwold, Secretary

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ANNEX A

Albemarle Corporation

2013 Stock Compensation and Deferral Election Plan

for Non-Employee Directors

-i-

Albemarle Corporation

2013 Stock Compensation and Deferral Election Plan

for Non-Employee Directors

Article 1	Establishment, Purpose, and Duration

1.1 Establishment. Albemarle Corporation, a Virginia corporation (hereinafter referred to as the “Company”), hereby establishes a compensation plan to be known as the Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors (hereinafter referred to as the “Plan”), in accordance with the terms and conditions of the Plan as set forth in this document.

This Plan shall constitute a merger of the 2008 Stock Compensation Plan for Non-Employee Directors originally effective April 30, 2008 (“Stock Plan”) and the Directors’ Deferred Compensation Plan originally effective July 1, 1996 (“Deferral Plan”).

This Plan shall become effective on the date the Plan is approved by the Company’s shareholders at an Annual Meeting (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of this Plan. The purpose of this Plan is to enable the Company to pay part of the compensation of its non-employee Directors in shares of the Company’s common stock and to allow the Company’s non-employee Directors to defer some or all of their directors’ fees.

1.3 Duration of this Plan. Unless terminated earlier as provided herein, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

Article 2	Definitions

Whenever used in this Plan, the following capitalized terms shall have the meanings set forth below.

2.1 “Administrator” means the General Counsel of the Company.

2.2 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and is designated as an Affiliate for purposes of this Plan by the Administrator.

2.3 “Annual Grant Limit” and “Annual Grant Limits” shall mean the number of shares or dollar amounts set forth in Section 4.1.

2.4 “Annual Meeting” means the annual meeting of the shareholders of the Company held in the relevant year.

2.5 “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act on the date of this Plan, and is designated as an Associate for purposes of this Plan by the Administrator.

2.6 “Beneficiary” or “Beneficiaries” means any Person or persons designated on a Beneficiary Designation Form by a Director as allowed in Article 10 to receive Stock Compensation and unpaid Deferred Benefits under this Plan. If there is no valid designation by the Director, or if the

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designated Beneficiary or Beneficiaries fail to survive the Director or otherwise fail to take the benefit, the Director’s Beneficiary shall be the first of the following who survives the Director: (i) a Director’s spouse (the person legally married to the Director when the Director dies); (ii) the Director’s children in equal shares, and (iii) the Director’s estate.

2.7 “Beneficiary Designation Form” means a form acceptable to the Administrator or its designee used by a Director pursuant to Article 10 hereof to name his or her Beneficiary or Beneficiaries who will receive his or her Stock Compensation and unpaid Deferred Benefits under this Plan, if any, when he or she dies.

2.8 “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act. A Person shall be deemed to “beneficially own” any securities owned, directly or indirectly by such Person or such Person’s Affiliates or Associates. A Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” securities: (i) tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (ii) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) if such Person is engaged in business as an underwriter of securities who acquires any securities of the Corporation through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, as amended (the “Securities Act”), until the expiration of forty days after the date of acquisition. In no case shall an officer or director of the Corporation be deemed the Beneficial Owner of any securities: (1) beneficially owned by another officer or director of the Corporation solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Corporation; or (2) held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation for the benefit of any employee of the Corporation or any Subsidiary of the Corporation, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.

2.9 “Board” or “Board of Directors” means the Board of Directors of the Company or its successors.

2.10 “Cash Compensation” means a Director’s Chair Fee and Director Fee for the Compensation Year, which fees are paid on a quarterly basis. With respect to the Non-Executive Chairman (“NEC”) of the Company, Cash Compensation shall also include additional fees paid to him or her for services rendered as NEC of the Company.

2.11 “Cash Distribution Date” means the date specified under Section 7.3(b)(iii) used for determining earnings and losses accrued on a Deferred Cash Benefit subject to Directed Investments.

2.12 “Chair Fee” means that portion of a Director’s Cash Compensation that is fixed and paid for service as a Chair of the Audit Committee, the Executive Compensation Committee, the Health Safety and Environment Committee or the Nominating and Governance Committee of the Board.

2.13 “Change in Control” means the occurrence of any of the following events:

(i)	any person or group, as defined in Section 13(d)(3) of the Exchange Act becomes, directly or indirectly, the Beneficial Owner of 20% or more of the

2

combined voting power of the then outstanding voting securities (other than as a result of an issuance of securities approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made); provided, however, in the event such person or group becomes the Beneficial Owner of 20% or more, and less than 30%, of such voting securities, such event shall not constitute a Change in Control if so determined by a vote of at least two-thirds of the Continuing Directors;

(ii)	as a result of a reorganization, merger, share exchange or consolidation (each, a “Business Combination”), contested election of Directors or a combination of any such items (each, a “Business Change”), the Continuing Directors cease to constitute a majority of the Board of Directors within two years of the last such Business Change; or

(iii)	the Company’s shareholders approve a Business Combination and such Business Combination is consummated, provided, however, such event shall not constitute a Change in Control if all or substantially all of the Beneficial Owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own more than 60% (and no one Person owns more than 30%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Person resulting from the Business Combination in substantially the same proportions as immediately prior to such Business Combination, and at least a majority of the directors of the Person resulting from such Business Combination are Continuing Directors.

2.14 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.15 “Common Stock” means the common stock of the Company.

2.16 “Company” or “Corporation” means Albemarle Corporation, a Virginia corporation, and any successor thereto as provided in Article 11 herein.

2.17 “Compensation Year” means the 12-month period commencing on July 1st each year.

2.18 “Continuing Director” means, as of any date of determination, any member of the Board who (a) was a member of the Board on December 31, 2012, or (b) was nominated for election or elected to the Board with the approval of the majority of the Board at the time of such nomination or election.

2.19 “Deferral Election” means a Director’s election to defer Cash Compensation or Stock Compensation granted or earned during the Deferral Year.

2.20 “Deferral Election Form” means a document governed by the provisions of Article 7 of this Plan, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form that applies to all of that Director’s Deferred Benefits under the Plan.

2.21 “Deferral Plan” means the Directors’ Deferred Compensation Plan as in effect on the day before the Effective Date.

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2.22 “Deferral Year” means a calendar year for which a Director has an operative Deferral Election Form.

2.23 “Deferred Benefit” means either a Deferred Cash Benefit or a Deferred Stock Benefit under the Plan for a Director who has submitted an operative Deferral Election Form pursuant to Article 7 of this Plan.

2.24 “Deferred Cash Account” means that bookkeeping record established for each Director who elected a Deferred Cash Benefit under the Prior Plan, elects to defer some or all of his or her Cash Compensation for a Compensation Year, or elects to make the one-time election available under Section 7.4(c) to transfer amounts from his or her Deferred Stock Account to a Deferred Cash Account. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with the Director’s Cash Compensation deferred as a Deferred Cash Benefit according to a Deferral Election Form and according to Section 7.3 of this Plan. A Deferred Cash Account will be credited periodically with amounts based upon Interest Crediting or as Directed Investments, as applicable, pursuant to Section 7.3(b) of this Plan.

2.25 “Deferred Cash Benefit” means the Deferred Benefit elected by a Director under the Prior Plan or Cash Compensation that a Director elects to defer under Article 7 or transfer from a Deferred Stock Account under Section 7.4(c), that results in payments governed by Section 7.3 and Article 8 of this Plan.

2.26 “Deferred Stock Account” means that bookkeeping record established for each Director who elected a Deferred Stock Benefit under the Prior Plan or who elects to defer some or all of his or her Stock Compensation for a Compensation Year. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Director’s Stock Compensation deferred as a Deferred Stock Benefit according to a Deferral Election Form and according to Section 7.4 of this Plan. A Deferred Stock Account will be credited periodically with amounts determined under Section 7.4(b) of this Plan.

2.27 “Deferred Stock Benefit” means the Deferred Benefit elected by a Director under the Prior Plan or Stock Compensation that a Director elects to defer under Article 7 that results in payments governed by Section 7.4 and Article 8 of this Plan.

2.28 “Directed Investments” shall mean the crediting of earnings and losses for a Director’s Deferred Cash Account pursuant to Section 7.3(b)(ii) of the Plan which earnings and losses shall be based on the experience of investment options designated for the Plan by the Administrator and selected by each Director.

2.29 “Director” means each director of the Company who is not an employee of the Company.

2.30 “Director Fee” means that portion of a Director’s Cash Compensation that is fixed and paid without regard to attendance at meetings.

2.31 “Disabled” or “Disability” means a Director’s inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of twelve (12) months or longer.

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2.32 “Distribution Election Form” means that part of a Deferral Election Form used by a Director according to this Plan to establish the duration of deferral and the form of payments (lump sum or a designated number of annual installments) of a Deferred Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to Article 7 of this Plan, distribution of that Deferred Benefit is governed by Article 8 of this Plan.

2.33 “Effective Date” has the meaning set forth in Section 1.1.

2.34 “Election Date” means the date established by this Plan as the date before which a Director must submit a valid Deferral Election Form to the Administrator. For each Deferral Year, the Election Date is December 31 of the preceding calendar year. However, for an individual who becomes a Director during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes a Director. The Administrator may set an earlier date as the Election Date for any Deferral Year.

2.35 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.36 “Fair Market Value” or “FMV” means, on any given date, the closing price of a Share as reported on the New York Stock Exchange (“NYSE”) composite tape on such date, or if Shares were not traded on the NYSE on such day, then on the next preceding day that Shares were traded on the NYSE; in the event Shares are traded only on an exchange other than the NYSE, references herein to the NYSE shall mean such other exchange.

2.37 “Financial Emergency” means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, or the Director’s dependent; loss of the Director’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director and qualifying as an Unforeseeable Emergency for purposes of Section 409A.

2.38 “Grant” means the grant of Shares made to Directors pursuant to Article 6 of this Plan.

2.39 “Grant Date” means the date a Grant is made to a Director pursuant to Article 6 of this Plan.

2.40 “Grant Price” means the FMV of Shares on the Grant Date.

2.41 “Interest Crediting” shall mean the crediting of interest for a Director’s Deferred Cash Account pursuant to Section 7.3(b)(i) of the Plan which interest shall be calculated at interest rates determined by the Administrator.

2.42 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization.

2.43 “Plan” means this Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors.

2.44 “Prior Plan” means the Stock Plan or Deferral Plan, as applicable.

2.45 “Section 409A” means Section 409A of the Code and all rulings and regulations promulgated thereunder.

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2.46 “Share” means a share of Common Stock of the Company and, where applicable, means specifically the shares of Common Stock granted pursuant to Article 6 of this Plan.

2.47 “Stock Compensation” means Shares of stock issued to the Directors as part of their annual compensation.

2.48 “Stock Plan” means the 2008 Stock Compensation Plan for Non-Employee Directors as in effect on the day before the Effective Date.

2.49 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, more than fifty percent (50%) equity interests or is otherwise controlled by the Company.

2.50 “Terminate”, “Terminating”, or “Termination”, with respect to a Director, means cessation of his or her relationship with the Company as a director whether by death, Disability or severance for any other reason provided there is a “separation from service” for purposes of Section 409A.

Article 3	Administration

3.1 General. The Administrator shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Administrator may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Administrator, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Directors, the Company, and all other interested individuals.

3.2 Authority of the Administrator. The Administrator shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any agreement or document ancillary to or in connection with this Plan, to determine eligibility for Grants and the right to make deferrals, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Administrator may deem necessary or proper. Such authority shall include, but not be limited to, determining Grant recipients, establishing Grant and deferral terms and conditions, construing any ambiguous provision of the Plan, and, subject to Article 12, adopting modifications and amendments to this Plan, including without limitation, any that are necessary to comply with applicable laws.

3.3 Delegation. The Administrator may delegate to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individuals may have under this Plan.

Article 4	Shares Subject to this Plan and Maximum Grants

4.1 Number of Shares Available for Grants.

(a)	Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for issuance to Directors under this Plan on or after the Effective Date shall be 500,000 Shares (the “Share Authorization”). As of the Effective Date, any Shares remaining available for issuance under the Prior Plans shall be cancelled.

(b)	The aggregate Fair Market Value (determined as of the Grant Date) of Shares that may be issued as Stock Compensation Grants under Article 6 of this Plan to a Director in any Compensation Year shall not exceed $150,000.

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4.2 Share Usage. Shares covered by a Grant shall only be counted as used to the extent they are actually issued. Any Shares related to Grants or Deferred Stock which terminate by forfeiture, cancellation, or otherwise shall be available again for grant under this Plan. The Shares available for issuance under this Plan shall be registered under the Securities Act on Form S-8 (or any successor form or another appropriate form).

4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Administrator, in its sole discretion, in order to prevent dilution or enlargement of Directors’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Grants, the Annual Grant Limits, and other value determinations applicable to outstanding Grants.

Subject to the provisions of Section 6.7 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Administrator may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Article 5	Eligibility and Participation

5.1 Eligibility. Each non-employee who is a Director of the Corporation on the Effective Date of the Plan or who thereafter becomes a non-employee Director of the Corporation shall be eligible to participate in the Plan until the non-employee Director is no longer serving as a non-employee Director of the Corporation.

Article 6	Grants of Shares

6.1 Annual Grants. As of each July 1st, commencing with July 1, 2013, the Company will grant to each Director a number of Shares for that Compensation Year. The number of Shares granted to each Director shall be determined by (i) dividing the amount of each Director’s cash retainer for the Compensation Year by the Fair Market Value of the Shares on the first day of the Compensation Year (which date is the Grant Date for purposes of this Plan), and (ii) rounding such number of Shares up to the nearest increment of 25 Shares. Except as provided herein, the Shares shall remain unvested and forfeitable.

6.2 Partial Year Directors. For individuals who become Directors after the first day of the Compensation Year, such Directors shall receive a pro-rata number of Shares for the Compensation Year based on the number of days remaining in the Compensation Year. The number of Shares granted under

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this Section 6.2 shall be determined pursuant to Section 6.1 but based on the Fair Market Value of the Shares on the date the Director becomes a Director, which date shall be the Grant Date with respect to such Shares.

6.3 Limits on Shares. The Administrator shall have the authority to increase the number of Shares granted to each Director during a Compensation Year but in no event shall the amount granted exceed the limits set forth in Article 4 above.

6.4 Vesting of Shares. Subject to Section 6.7, each Director’s Shares pursuant to a Grant (including the Shares of Directors whose Grants were subject to Section 6.2) shall become vested and non-forfeitable on the July 1st next following the Grant Date referred to in Section 6.1. Notwithstanding the foregoing, the Administrator may determine each year, in its sole discretion, that a different vesting schedule shall apply to the Grant for that year.

6.5 Death or Disability Before Vesting. Subject to Section 6.7, if a Director dies or becomes Disabled while he or she is a Director, all Shares that are forfeitable shall become non-forfeitable as of the date of the Director’s death or Disability.

6.6 Forfeiture of Nonvested Shares. (a) Subject to paragraph (b) and Section 6.7, all Shares that are forfeitable shall be forfeited if a Director Terminates his or her service as a Director before the Shares become vested under Section 6.4, except by reason of the Director’s death or Disability.

(b) Notwithstanding paragraph (a) hereof, with respect to a Director who does not stand for reelection as a Director for the following Compensation Year, but who is still serving as a Director as of the last day of the Compensation Year for which he or she holds unvested Shares, such Shares shall not be forfeited but shall vest pursuant to Section 6.4 hereof.

6.7 Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 6.7 shall apply in the event of a Change in Control, unless otherwise determined by the Administrator in connection with a Grant.

(a) Upon a Change in Control, except to the extent that another Grant meeting the requirements of paragraph (b) of this Section 6.7 (the “Replacement Grant”) is provided to the Director to replace such Grant (the “Replaced Grant”), all then-outstanding Shares that are not vested, shall vest in full and be free of restrictions related to the vesting of such Grants.

Except to the extent that a Replacement Grant is provided to the Director, the Administrator may, in its sole discretion, determine that any or all outstanding Grants made under the Plan will be canceled and terminated and that in connection with such cancellation and termination the holder of such Grant may receive for each Share of common stock subject to such Grant a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the value received by shareholders of the Company in respect of a Share of common stock in connection with such transaction.

(b) A Grant shall meet the conditions of a Replacement Grant under this Section 6.7(b) (and hence qualify as a Replacement Grant) if: (i) it has a value at least equal to the value of the Replaced Grant as determined by the Administrator in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the Director than the terms and conditions of the Replaced Grant (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the

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generality of the foregoing, the Replacement Grant may take the form of a continuation of the Replaced Grant if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 6.7(b) are satisfied shall be made by the Administrator in its sole discretion.

(c) With respect to Grants for which a Deferral Election has been made under Article 7, such Deferred Benefits shall vest pursuant to paragraph (a) but the Deferral Election with respect to such Shares shall remain in place.

6.8 Dividends. On and after the Grant Date, Directors shall receive, as additional cash payments, amounts representing the cash dividends paid on their Shares. If, however, a Director elects to defer his or her Stock Compensation pursuant to Section 7.1(c) of this Plan, dividend equivalents shall accrue in the Deferred Stock Account from the Grant Date.

Article 7	Deferral Elections

7.1 Right to Elect Deferrals. A Director may elect a Deferred Benefit for any Deferral Year if he or she is a Director at the beginning of that Deferral Year or becomes a Director during that Deferral Year.

(a) A Deferral Election is valid when a Deferral Election Form is completed, signed by the electing Director, and received by the Administrator. Deferral Elections are governed by the provisions of this Article 7.

(b) Before each Deferral Year’s Election Date, each Director will be provided with a Deferral Election Form. Under the Deferral Election Form for a single Deferral Year, a Director may elect on or before the Election Date to defer the receipt of all or part of his or her Chair Fee (in 10% multiples), or all or part of his or her Director Fees (in 10% multiples), or a combination thereof for the Deferral Year, that will be earned and payable after the Election Date.

(c) Before each Deferral Year’s Election Date, a Director may also elect on his or her Deferral Election Form, to defer the receipt of all or part of his or her Stock Compensation granted during the Deferral Year (in 10% multiples).

(d) A Director’s Deferral Election Form for the Director’s Cash Compensation shall only be deferred as a Deferred Cash Benefit (in 10% increments of the deferred amount). A Director’s deferral of Stock Compensation shall only be deferred as a Deferred Stock Benefit (in 10% increments of the deferred amount). Except as provided in Section 7.4(c) hereof, a Director may not elect to convert a Deferred Cash Benefit to a Deferred Stock Benefit or to convert a Deferred Stock Benefit to a Deferred Cash Benefit.

(e) Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Administrator may allow a Director to file one Distribution Election Form for all of his or her Deferred Stock Benefits, all of his or her Deferred Cash Benefits or all of his or her Deferred Benefits. The Administrator may allow a Director to file multiple Distribution Election Forms that each relate to Deferred Stock Benefits, Deferred Cash Benefits, or both for one or more Deferral Years. The provisions of Article 8 of this Plan apply to any Deferred Benefit under this Plan if there is no operative Distribution Election Form for that Deferred Benefit.

(f) If the Administrator does so before the Election Date, the Administrator may (i) reject any Deferral Election Form or any Distribution Election Form or both, and the Administrator is not required to state a reason for any rejection, and (ii) modify any Distribution Election Form to the extent

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necessary to comply with any federal tax or securities laws or regulations. However, the Administrator’s rejection of any Deferral Election Form or any Distribution Election Form or the Administrator’s modification of any Distribution Election Form must be based upon action taken without regard to any vote of the Director whose Deferral Election Form or Distribution Election Form is under consideration, and the Administrator’s rejections must be made on a uniform basis with respect to similarly situated Directors. If the Administrator rejects a Deferral Election Form, the Director must be paid the amounts such Director would then have been entitled to receive if such Director had not submitted the rejected Deferral Election Form.

(g) Subject to the last paragraph of Section 8.1(c) hereof, a Director may not revise or revoke a Deferral Election Form or a Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by a Director expressing an intention to revoke his or her Deferral Election Form or a related Distribution Election Form and delivered to the Administrator before the close of business on the relevant Election Date is a revocation.

(h) The Plan is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. The Company will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.

(i) A Director has no control over Deferred Benefits except according to his or her Deferral Election Forms, Distribution Election Forms, and Beneficiary Designation Forms, and his or her right to select investments under Directed Investments, if applicable.

(j) A Deferred Cash Account and a Deferred Stock Account relating to a Director under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Deferred Benefits are not subject to attachment or legal process for a Director’s debts or other obligations. Nothing contained in this Plan gives any Director any interest, lien, or claim against any specific asset of the Company. A Director or his or her Beneficiary has no rights to receive Deferred Benefits other than as a general creditor.

7.2 Effect of No Election. A Director who has not submitted a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer his or her Cash Compensation or Stock Compensation for the applicable Deferral Year. The Deferred Benefit of a Director who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form for that Deferred Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Benefit is governed by Article 8 of this Plan.

7.3 Deferred Cash Benefits.

(a) Deferred Cash Benefits will be set up in a Deferred Cash Account for each Director and credited with interest pursuant to Interest Crediting and subparagraph (b)(i) of this Section 7.3. Alternatively, in lieu of Interest Crediting, the Administrator may determine that Deferred Cash Accounts shall be credited with earnings and losses based on the experience of Directed Investments pursuant to subparagraph (b)(ii) of this Section 7.3. Deferred Cash Benefits are credited to the applicable Director’s Deferred Cash Account as of the day they would have been paid but for the deferral.

(b) (i) Initially, Interest will be credited to Deferred Cash Accounts based on the yield on the Barclays Capital U.S. Corporate Bond Index, as published in the Wall Street Journal or the Wall Street Journal On-Line, on the day preceding the day that interest is credited. Notwithstanding the preceding sentence, the Administrator may change the basis on which the interest rate is determined. Interest credits are accrued monthly on accumulated Deferred Cash Accounts.

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(ii) At such time as the Administrator may determine that Directed Investments shall apply to Deferred Cash Benefits in lieu of Interest Crediting, the provisions of this subparagraph (ii) shall apply. Pursuant to Directed Investments, each Director shall complete a portfolio allocation form electing from among a series of hypothetical investment options designated by the Administrator into which the Deferred Cash Benefits shall be credited. The performance of a Director’s Deferred Cash Benefits shall be measured based upon the investment options selected. A Director’s Deferred Cash Benefits shall be credited with such hypothetical crediting rates calculated after any investment managers’ and other applicable expenses have been deducted. Investment options may be changed at such times and in the form and manner prescribed by the Administrator, with such form and manner typically being an on-line election made via a third party record keeper’s secure website. Except as otherwise determined by the Administrator, revised or changed investment elections shall be effective consistent with the timing disclosed on the third party record keeper’s secure website, typically by the next business day provided that the election is properly made before any stated deadlines. Directors’ Deferred Cash Benefits shall be credited daily with investment gains and losses as if such Benefits were invested in one or more of the Plan’s investment options, as selected by the Director, less administrative charges applied against the particular investment options. To the extent a Director fails to make an election pursuant to this subparagraph (ii), the Director shall be deemed to have elected that all Deferred Cash Benefits be invested in the investment option that constitutes the applicable default investment alternative as designated by the Administrator.

(iii) Interest shall accrue through the end of the month preceding the month of distribution of a Deferred Cash Benefit. Once Directed Investments are available under the Plan, interest and earnings and losses shall accrue through the latest date administratively practicable preceding the date of distribution of a Deferred Cash Benefit, which date is referred to in this Plan as the Cash Distribution Date.

7.4 Deferred Stock Benefits.

(a) Deferred Stock Benefits will be set up in a Deferred Stock Account for each electing Director and credited with earnings in accordance with subsection (b). A Director’s Deferred Stock Benefit is credited to the Director’s Deferred Stock Account as the number of shares of Common Stock awarded under Article 6 of this Plan.

(b) The basis for additional credits to Deferred Stock Accounts (in whole and fractional shares of Common Stock) will be based on the value of dividends paid on Common Stock and the Fair Market Value on the date that such dividends are paid on Common Stock. The value of a Deferred Stock Account at any relevant time equals the value of the shares of Common Stock as if the Stock Compensation deferred by the Director under the Plan and any additional credits under this Section 7.4 had been used to purchase Common Stock at the Fair Market Value on the date the Deferred Stock Account is being valued. Additional credits are accrued through the end of the month preceding the month of distribution of a Deferred Stock Benefit.

(c) Directors may exercise a one-time election to transfer some or all of the amounts deferred in their Deferred Stock Accounts to Deferred Cash Accounts which shall thereafter accrue value at either the Interest Crediting rate or as Directed Investments pursuant to Section 7.3(b), as applicable, provided, that, the one-time election right under this Section 7.4(c) shall be available only if (i) at the time of such election, the Director has completed 5 or more years of service on the Board, (ii) the Director shall satisfy the Company’s stock holding requirements then in effect following such transfer, and (iii) the Director’s election is made during an open window period as defined in the Company’s Insider Trading Policy.

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Article 8	Distributions

8.1 Time and Form of Payments.

(a) According to a Director’s Distribution Election Form, a Deferred Cash Benefit (including a Deferred Cash Benefit pursuant to Section 7.4(c)) will be distributed in cash and a Deferred Stock Benefit will be distributed in shares of Common Stock equal to the number of whole shares of Common Stock credited to the Director’s Deferred Stock Account determined as of the last day of the month preceding the month of distribution. However, cash will be paid in lieu of a fractional share of Common Stock credited to the Director’s Deferred Stock Account as of the last day of the month preceding the month of distribution.

(b) Except for distributions triggered by a Director’s Disability, Deferred Benefits will be paid in a lump sum unless the Director’s Distribution Election Form specifies annual installment payments over a period of up to 10 years. A Deferred Benefit payable in installments will continue to accrue additional credits under Plan subsection 7.3(b) or 7.4(b), as applicable, on the unpaid balance of a Deferred Cash Account and Deferred Stock Account through the end of the month preceding the month of distribution or the Cash Distribution Date, as applicable.

(c) Unless otherwise specified in a Director’s Distribution Election Form, any lump sum payment will be paid or installment payments will begin to be paid on the February 15 of the year after the Director’s sixty-fifth birthday or on the February 15 of the year after the Director’s Termination, if earlier. For distributions that would automatically be caused under the preceding sentence by a Director’s Termination (other than due to death or Disability) or for distributions that would otherwise automatically begin because a Director reaches age sixty-five, the Director may elect on his or her Distribution Election Form that payments are to begin:

(i) on the February 15 following his or her Termination, without regard to his or her age; or

(ii) on the February 15 following the later of his or her Termination and his or her attainment of a specified age; or

(iii) even if the Director does not Terminate, on the February 15 following his or attainment of a specified age.

For purposes of these distribution election alternatives, the specified age must be not less than the Director’s age two years from the Election Date pertaining to the applicable Deferral Year. A Director may amend his or her Distribution Election Form to postpone the commencement of benefit payments only if (i) the amendment is made at least twelve months before the date distributions would otherwise have commenced, (ii) the amended payment date is at least five years after the original payment date, and (iii) the amendment otherwise conforms to the requirements of the Plan and Section 409A.

8.2 Disability. If a Director becomes Disabled, Deferred Benefits will be paid to such Director in annual installment payments over a period of 10 years commencing on the date his or her Disability is certified by the Administrator.

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8.3 Death. Upon a Director’s death, his or her Beneficiary will receive his or her portion of the Director’s Deferred Cash Account and Deferred Stock Account in a lump sum payment as soon as administratively feasible following the Director’s death.

Article 9	Hardship Distributions

(a) At the request of a Director before or after the Director’s Termination, or at the request of any of the Director’s Beneficiaries after the Director’s death, a Director’s Deferred Benefits under this Plan shall be paid in the event of a Financial Emergency. An accelerated distribution on account of a Financial Emergency must be limited to the amount determined by the Administrator to be necessary to satisfy the Financial Emergency plus amounts necessary to pay applicable income taxes and penalties.

(b) For purposes of an accelerated distribution under this section, the Deferred Stock Benefit’s value is determined by the value of the Deferred Stock Account, as set out in Article 7.4(b), at the time of distribution.

(c) Distributions under this section must first be made from the Director’s Deferred Cash Account before accelerating the distribution of any amount attributable to a Deferred Stock Benefit.

(d) A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Cash Benefit is adjusted for a distribution under this section by reducing the Director’s Deferred Cash Account by the amount of the distribution. A Deferred Stock Benefit is adjusted for a distribution under this section by reducing the value of the Director’s Deferred Stock Account by the amount of the distribution.

Article 10	Beneficiary Designation

Each Director under this Plan may, from time to time, name a Beneficiary or Beneficiaries (who may be named contingently or successively) who will receive any Stock Compensation or unpaid Deferred Benefit under this Plan in case of the Director’s death before his or her Stock Compensation vests or Deferred Benefits are paid. Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Director in writing with the Company during the Director’s lifetime. In the absence of any such Beneficiary designation, benefits remaining unpaid at the Director’s death shall be paid to the default Beneficiary specified under Section 2.6.

Article 11	Successors

All obligations of the Company under this Plan with respect to Grants made hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 12	Amendment, Modification, Suspension, and Termination

12.1 Amendment, Modification, Suspension, and Termination. The Administrator may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part, provided, however, that no such amendment shall increase the number of Shares that may be granted to any Director, except as otherwise described in this Plan, or increase the total number of Shares that may be granted under the Plan. In addition, any amendment of the Plan must comply with the rules of the NYSE and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

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12.2 Plan Termination. Except for a termination of the Plan caused by the determination of the Board that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, this Plan may not be altered, amended, suspended, or terminated without the majority consent of all Directors who are Directors if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Benefits to Directors.

Upon termination of the Plan, all vested benefits shall be paid upon the earliest to occur of the following events:

1.	Termination and liquidation of the Plan within 12 months of a qualifying corporate dissolution or bankruptcy;

2.	Termination and liquidation of the Plan pursuant to irrevocable action of the Company within 30 days before, or 12 months after, a Change in Control that qualifies as a distribution event under Section 409A;

3.	A termination and liquidation of the Plan (i) that does not occur proximate to a downturn in the Company’s financial condition; (ii) where all plans required to be aggregated with the Plan are terminated; (iii) where no liquidation payments are made for at least 12 months after the Plan is terminated; (iv) where all payments are made by 24 months after the Plan is terminated; and (v) where the Company does not adopt a new plan of the same type, for at least three years after the Plan is terminated; or

4.	The occurrence of an applicable distribution event pursuant to the other terms of the Plan.

Distributions made under this Section 12.2, other than pursuant to paragraph 4 above, shall be paid in the form of a lump sum.

12.3 Adjustment of Grants Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator may make adjustments in the terms and conditions of, and the criteria included in, Grants in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Directors under this Plan.

12.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Plan shall be amended, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting a Grant under this Plan, a Director agrees to any amendment made pursuant to this Section 12.4 to any Grant made granted under the Plan without further consideration or action.

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Article 13	General Provisions

13.1 Legend. The certificates for Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.

13.2 Non-Assignability. Deferred Benefits may not be assigned by a Director or Beneficiary.

13.3 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.4 Requirements of Law. The granting and issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.5 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

13.6 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

13.7 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

13.8 Unfunded Plan. Directors shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Director, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

13.9 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other compensation arrangements as it may deem desirable for any Director.

13.10 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

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13.11 Governing Law. The Plan and each Grant and Deferred Benefit hereunder shall be governed by the laws of the State of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Recipients of a Grant or Deferred Benefit under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to this Plan.

13.12 Section 409A. Notwithstanding any other provision of this Plan, it is intended that all benefits under this Plan that are subject to Section 409A, including vested Stock Compensation that has been deferred pursuant to Article 7, shall satisfy the provisions of Section 409A and this Plan shall be interpreted and administered, as necessary, to comply with such provisions.

13.13 Notices. Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his or her last known business address.

13.14 Waiver. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

13.15 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

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ALBEMARLE CORPORATION 451 FLORIDA STREET BATON ROUGE, LOUISIANA 70801

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2013. Have your proxy card in hand when you access the web site and follow instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Albemarle Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

Albemarle Corporation (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of annual reports and proxy solicitation materials. Even though you give your consent, you still have the right at any time to request copies of these documents.

To give your consent, mark the box located on the attached card below if voting by mail or respond to the prompts if voting by telephone or the Internet.

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M55126-P34645                         KEEP THIS PORTION FOR YOUR RECORDS

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ALBEMARLE CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
The Board of Directors recommends that you vote FOR the following:				☐	☐	☐
1.	Election of Directors
Nominees:
	(01)	William H. Hernandez	(06) Barry W. Perry
	(02)	Luther C. Kissam IV	(07) John Sherman Jr.
	(03)	Joseph M. Mahady	(08) Harriet Tee Taggart
	(04)	Jim W. Nokes	(09) Anne Marie Whittemore
	(05)	James J. O’Brien
Vote on Proposals
The Board of Directors recommends you vote FOR Proposals 2, 3 and 4 below:									For	Against	Abstain
2.	Approve the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation.								☐	☐	☐
3.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.								☐	☐	☐
4.	Approve the non-binding advisory resolution approving the compensation of our named executive officers.								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐

Please indicate if you wish to access annual reports and proxy solicitation materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.

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Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title below.

Signature [PLEASE SIGN WITHIN BOX]			Date				Title (FOR FIDUCIARIES)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

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M55127-P34645

Albemarle Corporation
Proxy for Annual Meeting of Shareholders to be held on Tuesday, May 7, 2013 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Luther C. Kissam IV and Karen G. Narwold, or any of them, with full power of substitution in each case, proxies to vote all shares of the undersigned in Albemarle Corporation, at the annual meeting of shareholders to be held May 7, 2013, and at any and all adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2, 3 and 4, and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side